UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 8, 2010

Dear Shareholder:

On behalf of the Board of Directors and all of us on the management team, we invite you to attend the 2010 Annual Meeting of Shareholders on Tuesday, May 18, 2010, at 11:00 a.m., Pacific Daylight Time. The meeting will be held in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

In addition to the topics described in the Notice of Annual Meeting and the Proxy Statement, we’ll update you on the business and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please cast your vote, whether by executing and returning a printed proxy card, over the Internet, or by telephone voting. This will ensure that your shares are represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Sincerely,

Blake W. Nordstrom	Peter E. Nordstrom	Erik B. Nordstrom
President	EVP and President – Merchandising	EVP and President – Stores

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington

98101-1707

Notice of Annual Meeting of Shareholders

To the Shareholders of Nordstrom, Inc.:

The 2010 Annual Meeting of Shareholders (“Annual Meeting”) of Nordstrom, Inc. (the “Company”) will be held on Tuesday, May 18, 2010, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101-1707.

The meeting will be held for the following purposes:

1. To elect nine directors (“Directors”) to the Company’s Board of Directors (the “Board”) to hold office until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To approve the Nordstrom, Inc. 2010 Equity Incentive Plan;

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011; and

4. To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote FOR proposals 1, 2 and 3 as outlined in the accompanying Proxy Statement.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 12, 2010 (the “record date”) are entitled to notice of, and to vote on, the matters that will be presented at the meeting. There were 218,020,643 shares of Common Stock issued and outstanding as of March 12, 2010.

Shareholders are invited to attend the 2010 Annual Meeting of Shareholders in person. Those who are hearing impaired or require other assistance should contact the Company at 206-373-3033, so that we may facilitate your participation at the meeting.

A live webcast of the 2010 Annual Meeting of Shareholders will be provided from the Company’s Investor Relations web site at www.nordstrom.com. Select Investor Relations, then select the Webcast icon and follow the instructions given. Additionally, the recorded webcast will be available on the Investor Relations web site for a period of 30 days following the 2010 Annual Meeting of Shareholders.

On or about April 8, 2010, we will mail to our shareholders either (1) a copy of our Proxy Statement, a proxy card and an Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access the proxy materials on the Internet. We are pleased to once again furnish proxy materials to our shareholders on the Internet. We believe this approach provides our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of getting these materials to you in connection with our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

Robert B. Sari

Secretary

Seattle, Washington

April 8, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2010

The accompanying Proxy Statement and the 2009 Annual Report on Form 10-K are available at http://investor.nordstrom.com

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. as of March 12, 2010, and are entitled to receive notice of the 2010 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What items will be voted on at the Annual Meeting?

Shareholders will vote on three items at the Annual Meeting:

•	the election to the Board of the nine nominees named in this Proxy Statement (Proposal No. 1);

•	approval of the Nordstrom, Inc. 2010 Equity Incentive Plan (Proposal No. 2); and

•	ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 3)

3.	What are the Board’s voting recommendations?

•	“FOR” each of the nominees to the Board of Directors (Proposal No. 1);

•	“FOR” approval of the Nordstrom, Inc. 2010 Equity Incentive Plan (Proposal No. 2); and

•	“FOR” ratification of the Appointment of Independent Registered Public Accounting Firm (Proposal No. 3).

4.	Where is the Annual Meeting being held?

The Annual Meeting is being held in the John W. Nordstrom Room, which is located in the Downtown Seattle Nordstrom Store, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1707.

5.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Blake W. Nordstrom, our President, and Robert B. Sari, an Executive Vice President and our General Counsel and Secretary, as your proxies to vote your shares as directed.

6.	What is the purpose of this Proxy Statement?

This Proxy Statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board Committee structure and executive compensation.

7.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, The Bank of New York Mellon; shares held in Nordstrom’s 401(k) Plan & Profit Sharing or Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

8.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are now providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to some of our shareholders of record. If you received an Availability

Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Availability Notice.

9.	When is the record date and what does it mean?

The record date for the 2010 Annual Meeting of Shareholders is March 12, 2010. Owners of Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting.

10.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a shareholder of record or street name shareholder of Nordstrom at the close of business on the record date of March 12, 2010.

11.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. For the Annual Meeting, we must have a quorum of at least a majority of the outstanding shares of Common Stock as of the record date.

Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet or, (iii) in the case of a shareholder of record, attend the Annual Meeting in person.

12.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those held in street name.

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Shareholder of Record: If your shares are registered directly in your name with Nordstrom’s transfer agent, The Bank of New York Mellon, you are considered the “shareholder of record” or a “registered shareholder,” and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

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Street Name Shareholder: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

13.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

14.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

15.	How do I cast my vote?

Shareholders of record: You may vote by telephone, on the Internet or by mail as described below.

Street name shareholders: You may vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. We encourage you to vote by telephone or on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote by telephone or on the Internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, please do not return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 17, 2010.

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Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Voting by Mail. You may vote by signing, dating and returning your proxy card.

The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our Board recommends that you vote using one of the other voting methods since it is not practical for most shareholders to attend the Annual Meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy card and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 5:00 p.m. Eastern Daylight Time on May 14, 2010, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

16.	What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of Directors	Majority of Votes Cast	No
Approval of Nordstrom, Inc. 2010 Equity Incentive Plan	Majority of Votes Cast*	No
Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

*Under the New York Stock Exchange (“NYSE”) rules, votes cast on this proposal must also exceed 50% of the Company’s outstanding shares; see “Approval of the Nordstrom, Inc. 2010 Equity Incentive Plan” on page 6.

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Broker non-votes (broker non-votes and discretionary voting are explained in the answer to Question 18) are not considered “votes cast” and have no effect on the proposals. Abstentions are considered no votes for the approval of the Nordstrom, Inc. 2010 Equity Incentive Plan, but have no effect on the other two proposals.

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Election of Directors; Majority Vote Policy: In the election of directors, the Company has adopted a majority voting standard as described in more detail on page 29 under “Director Elections.” Because this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the director nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such director or ninety (90) days after the date the election results are determined, whichever occurs first.

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Approval of the Nordstrom, Inc. 2010 Equity Incentive Plan: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the Nordstrom, Inc. 2010 Equity Incentive Plan.

NYSE rules require that the total votes cast on this proposal must represent greater than 50% of all the shares entitled to vote on this proposal (the “Outstanding Shares”). That is, the total number of votes cast “for” and “against” the proposal (collectively, the “Shares Voted”) must exceed 50% of the Outstanding Shares. For purposes of this proposal, the NYSE considers an abstention as a vote against approval. Because your bank, broker or other holder of record does not have discretionary voting authority to vote your shares on this proposal absent specific instructions from you, broker non-votes could create a situation where the Shares Voted do not exceed 50% of the Outstanding Shares. It is therefore important that you vote, or direct the holder of record to vote, on this proposal.

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Ratification of the Appointment of Independent Registered Public Accounting Firm: Under the Company’s Bylaws, the votes cast “for” must exceed the votes cast “against” to approve the Ratification of Appointment of Independent Registered Public Accounting Firm.

17.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting.

You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Broadridge Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

18.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

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Shareholders of Record: If you are a registered shareholder and do not return your voted proxy card or vote by phone or the Internet, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the proxies FOR Proposals 1, 2 and 3. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the proxies will vote your shares on those additional proposals in accordance with their discretion.

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Street Name Shareholders: Your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the discretion, under NYSE rules, to vote uninstructed shares on certain “routine” matters for which their customers do not provide voting instructions. Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm, is considered a routine matter. Proposals 1 and 2, and any other matter presented at the meeting (see Other Matters, on page 20), will not be considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to the proposal, discretionary voting by your bank or broker is not allowed on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

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Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 5:00 p.m. Eastern Daylight Time on May 14, 2010, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee FOR Proposals 1, 2 and 3. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

19.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders. An abstention will not represent a vote cast with respect to the election of directors or the ratification of the appointment of the Company’s Independent Auditors but, under the rules of the NYSE, will be considered a vote against the approval of the Company’s 2010 Equity Incentive Plan.

20.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the 2010 Annual Meeting of Shareholders. The Form 8-K will be available online at www.nordstrom.com. Select Investor Relations, then select SEC Filings.

21.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 9, 2010. You should be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 18, 2011 and February 17, 2011, and it must contain information required by the Company’s Bylaws. With respect to director nominations, shareholders must also comply with our Director Nominating Process, described on page 25 of this Proxy Statement.

Please mail your proposals by U.S. mail, postage prepaid, to the attention of the Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-4407.

22.	Can I receive future proxy materials online?

Yes. If you choose this option you will not receive paper copies of the Proxy Statement and Annual Report in the mail. Choosing this option will save the Company printing and mailing costs and may benefit the environment.

You may sign up to receive future proxy materials online at www.nordstrom.com. Select Investor Relations, then select Electronic Delivery of Materials. If you are both a registered shareholder and a street name shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you revoke it by returning to the site and selecting the Change/Cancel Existing Enrollment link.

You can also review copies of the Proxy Statement and Annual Report online on the Company’s Investor Relations homepage at http://investor.nordstrom.com.

23.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to street name shareholders.

24.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Office of the Secretary at 206-303-2542.

Proposals To Be Voted Upon

Proposal 1 Election of Directors

The Board recommends a vote FOR each nominee.

A Board of nine Directors will be elected at the Annual Meeting, each to hold office until the 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently Directors of the Company and were elected at the 2009 Annual Meeting of Shareholders.

Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the persons named as proxies (see Question 5 on page 3) may vote for a person to be selected by the Board.

Director Qualifications and Experience

The Board, acting through the Corporate Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, backgrounds and qualifications appropriate to function effectively in light of the Company’s current and evolving business circumstances. The Corporate Governance and Nominating Committee reviews the size of the Board, the tenure of our Directors and their skills, backgrounds and experiences in determining the slate of nominees and whether to seek one or more new candidates. The Committee seeks directors with established records of significant accomplishments in business and areas relevant to our strategies. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in most cases, chief executive officers, of large corporations. They also bring extensive board experience. The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described in the Director Nominating Process section on page 25. Information related to the Director nominees as of April 8, 2010 is set forth below, including the particular experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director for the Company:

Phyllis J. Campbell, 58 Director since 2004	Chairman of the Pacific Northwest Region of JPMorgan Chase since 2009. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell held various other management positions of increasing responsibility with US Bank of Washington from 1989 to 1993. Ms. Campbell has been a director of Alaska Air Group, Inc. since 2002 and served as a director of Safeco Corporation from 1994 to 2006, Puget Energy, Inc., from 1999 to 2009 and as a director of its subsidiary, Puget Sound Energy, Inc. from 1993 to 2009. Ms. Campbell’s roles at JP Morgan Chase and US Bank provide her with extensive experience in the financial sector and its retail applications, including marketing, accounting and risk management. Further, Ms. Campbell’s prior role with The Seattle Foundation has provided her senior leadership skills as chief executive officer and her prior and current board experience at Alaska Air, Safeco and Puget Energy and its subsidiary has provided her key skills in working with directors, understanding board processes and functions and overseeing management.

Enrique Hernandez, Jr., 54 Director since 1997

President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986 and Executive Vice President and Assistant General Counsel from 1984 to 1986. Prior to joining Inter-Con Security Systems, Mr. Hernandez, who is a licensed attorney, practiced law with the firm of Brobeck, Pfleger and Harrison in Los Angeles. Principal partner of Interspan

Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez has been a director of McDonald’s Corporation since 1996, Wells Fargo & Company since 2003 and Chevron Corporation since 2008. Mr. Hernandez served as a director of the Tribune Company from 2001 to 2007. Mr. Hernandez’s role at Inter-Con Security Systems provides him executive, operational, executive compensation and legal experience with a regulated business with a large number of employees in the United States and abroad. Mr. Hernandez’s role with Interspan Communications gives him key marketing skills which are invaluable in an evolving consumer market. Further, Mr. Hernandez’s significant board experience at McDonald’s, Wells Fargo, Chevron and the Tribune Company and his role as Nordstrom’s lead director from 2000 to 2006 and as Chairman of the Board since 2006 has provided him extensive experience in corporate governance matters and working with diverse boards of directors, overseeing management, assessing risk and responding to complex financial, operational and strategic challenges.

Robert G. Miller, 65 Director since 2005	Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Mr. Miller was Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999, Vice Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc., a grocery supermarket company, from 1998 to 1999 and Chairman of the Board and Chief Executive Officer of Fred Meyer, Inc. from 1991 to 1998. He has been a director of Rite Aid Corporation since 1999 and has served as a director of Harrah’s Entertainment, Inc. from 1999 to 2008 and Wild Oats Markets, Inc. from 2004 to 2006. Mr. Miller’s experiences at Fred Meyer, Rite Aid and Albertson’s, which operate multi-store retail businesses in a highly competitive marketplace, provide him with financial, accounting, strategic and operational skills and experience acquiring and divesting assets. Mr. Miller’s extensive experience in the consumer product and retail industry enables him to provide insights that are invaluable to the Board. Further, Mr. Miller’s broad board experience at Rite Aid, Kroger, Fred Meyer, Harrah’s and Wild Oats Markets has provided him key skills in working with directors, understanding board processes and functions, responding to complex financial, operational and strategic challenges and overseeing management.

Blake W. Nordstrom, 49 Director since 2005 (a)	President of the Company since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom has held various other management and sales positions of increasing responsibility since 1975 when he joined the Company. He has also served as a director of the Federal Reserve Bank of Seattle from 2004 to 2007 and has served as a director of the Federal Reserve Bank of San Francisco since 2007. Mr. Nordstrom’s significant and diverse managerial experience with the Company for more than 20 years, including executive and operational roles gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Erik B. Nordstrom, 46 Director since 2006 (a)	Executive Vice President and President – Stores since February 2006. From August 2000 to February 2006, he served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. He held various other management and sales positions of increasing responsibility since 1979 when he joined the Company. Mr. Nordstrom’s significant managerial experience with the Company for more than 20 years, including executive and operational roles gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Peter E. Nordstrom, 48 Director since 2006 (a)	Executive Vice President and President – Merchandising since February 2006. From September 2000 to February 2006, he served as Executive Vice President and President Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. He held various other management and sales positions of increasing responsibility since 1978 when he joined the Company. Mr. Nordstrom’s significant managerial experience with the Company for more than 20 years, including executive and operational roles gives him unique insights in retailing and into the Company’s challenges, opportunities and operations.

Philip G. Satre, 60 Director since 2006

A private investor since 2005. Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1994 to 2003 and a director of Harrah’s from 1988 to 2005, serving as Chairman of the Board from 1997 to 2005. Mr. Satre has held various other positions of increasing responsibility with Harrah’s since 1980 when he joined the company as Vice President, General Counsel and Secretary, to his retirement in 2005. Prior to joining Harrah’s, Mr. Satre practiced law with the firm of Vargas & Barlett in Reno, Nevada. He has been a director of Rite Aid Corporation since 2005, International Game Technology since January 2009 and its Chairman since December 2009, NV Energy, Inc. since 2005 and its Chairman since 2008. Mr. Satre served as a director of Tabcorp Holdings, Ltd. (Australia) from 2000 to 2007. Mr. Satre’s roles at Harrah’s Entertainment provide him legal experience, senior leadership skills as chief executive officer and experience overseeing customer loyalty and service programs. Further, Mr. Satre’s substantial board experience at Rite Aid, International Game Technology, NV Energy, Tabcorp and his role as Chairman of Harrah’s Entertainment, which under his leadership became one of the world’s largest gambling companies, provide him with extensive experience responding to complex financial, operational and strategic challenges, experience with corporate governance matters and key skills in working with directors, understanding board processes and functions, assessing risk and overseeing management.

Robert D. Walter, 64 Director since 2008

A private investor since 2008. Founder and former Chairman and CEO of Cardinal Health, Inc. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director from November 2007 to June 2008; Executive Chairman of the Board from April 2006 to November 2007; and Chairman and Chief Executive Officer from 1971 to April 2006. Mr. Walter has been a director of American Express Company since 2002 and YUM! Brands, Inc. since 2008. He served as a director of Cardinal Health, Inc. (and its predecessors) from 1971 to November 2008, and CBS Corporation (and its predecessor Viacom, Inc.) from 2000 to 2006. Mr. Walter’s roles at Cardinal Health, which under his leadership grew from a small regional business to become one of the largest distributors of pharmaceuticals, health and beauty products and hospital supplies in the United States, provide him executive, operational, accounting and executive compensation experience, leadership and strategic skills and significant experience acquiring and developing businesses and building management teams. Further, Mr. Walter’s proven financial and business acumen and significant board experience at American Express, YUM! Brands and CBS Corporation give him background and experience working with directors, overseeing management and assessing risk.

Alison A. Winter, 63 Director since 2001	Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, a company she founded in 2003. Senior advisor and consultant to Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, since 2007. Ms. Winter, who is a Chartered Financial Analyst, was Northern Trust Corporation’s Founding President and Chief Executive Officer for Personal Financial Services – Northeast from 2003 to 2006, Co-President, Personal Financial Services from 2002 to 2003 and a member of the Management Committee from 2002 to 2006. She held various other positions of increasing responsibility with Northern Trust Corporation since 1971 when she joined the company.

Ms. Winter’s roles at Northern Trust, which is a consumer and business-facing financial service company, have provided her significant executive and operational experience, leadership skills, an understanding of the consumer and financial experience.

(a)  Blake, Pete and Erik Nordstrom are brothers, great grandsons of the Company’s founder and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Approval of the Nordstrom, Inc. 2010 Equity Incentive Plan

The Board recommends a vote FOR this proposal

Shareholders are being asked to vote on a proposal to approve the adoption of the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to be a successor to the existing 2004 plan (the

“2004 Equity Incentive Plan” or “Prior Plan”) and, if the Incentive Plan is approved by the shareholders, no future grants will be made under the Prior Plan.

The Company has granted equity awards to its employees under Nordstrom equity compensation plans since 1977. All of these plans, with the exception of the Prior Plan, have expired. The Company wishes to replace its Prior Plan at this time, to ensure that the Company has sufficient shares available to continue its long-held approach to pay for performance through granting equity to its employees, and to incorporate terms for future grants that reflect current best practices in executive compensation. The Company’s pay for performance philosophy is described in the Compensation Discussion and Analysis beginning on page 34.

The Incentive Plan was approved by the Board on February 24, 2010 and will become effective upon its adoption by the shareholders. The terms of the Incentive Plan will:

•	allow us to issue up to 11,600,000 shares.

•

require each share issued as part of a full-value award, such as a grant of unrestricted shares, restricted shares, restricted stock units or performance share units, to count as 1.6 shares for purposes of determining shares remaining available for grant. Under the Prior Plan, such shares were counted on a one to one basis.

•

generally prohibit the acceleration of vesting for outstanding awards, except in the context of (i) a qualifying termination occurring within 12 months following a change in control; or (ii) the death, disability or retirement of the participant. Under the Prior Plan, the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) retained broader discretion to determine whether and when to accelerate the vesting of outstanding awards.

•	establish three years as the minimum period for vesting of time-vested awards. Under the Prior Plan, the minimum period for vesting was six months.

•

make it clear that participants are not entitled to the receipt of dividends or dividend equivalents with respect to unvested performance share units. This is a clarifying change in the terms of the Prior Plan, but does not reflect a change in practice.

•

generally prohibit the return to the Plan and reuse of shares tendered to the Company in satisfaction of the exercise price or taxes payable with respect to an award. This is a clarifying change in the terms of the Prior Plan, but does not reflect a change in practice.

•

prohibit decreasing the exercise price of any award, or canceling any outstanding award in exchange for cash or any other award with an exercise price below the original exercise price, without shareholder approval. This is not a change from the Prior Plan.

Shares Available under Plans

We currently have shares available for grant under two existing equity incentive plans:

•

2002 Nonemployee Director Stock Incentive Plan with 668,217 shares available as of our record date, March 12, 2010. We will continue to grant shares under this Plan to our outside Directors after approval of the 2010 Equity Incentive Plan.

•

2004 Equity Incentive Plan with 5,162,769 shares available as of March 12, 2010. Once the 2010 Equity Incentive Plan is approved, the 2004 Equity Incentive Plan will be terminated, and therefore no additional shares will be granted from it. Upon approval, the new 2010 Equity Incentive Plan will have 11,600,000 shares available for grant.

The following table shows information regarding outstanding options and full-value awards as of March 12, 2010.

Range of Exercise Prices	Outstanding Options	Weighted Average Exercise Price	Weighted Average Remaining Years of Contractual Life	Unissued Full Value Awards (a)
$ 8.03 - $13.00	2,589,473	$10.27	2.10	—
$13.01 - $19.00	4,553,045	$13.47	8.96	—
$19.01 - $37.00	4,972,606	$30.22	7.32	—
$37.01 - $56.63	4,638,169	$43.07	7.08	—
Total	16,753,293	$26.14	6.90	590,635

(a)  Includes restricted stock units, performance share units, and deferred stock from deferred performance share units and deferred Director’s stock. No amounts are shown for the Range of Exercise Prices as exercise price is not applicable for full value awards.

Summary of Incentive Plan Terms

The following is a summary of the Incentive Plan, a complete copy of which has been filed with the Securities and Exchange Commission as Appendix A to this Proxy Statement and is also available on the SEC’s website at www.sec.gov.

Participants

Eligible participants include the Company’s and its subsidiaries’:

•	employees; and

•	nonemployee directors

The Incentive Plan is broad enough to cover all of the Company’s and its subsidiaries’ approximately 48,000 full- or part-time employees. The Company currently grants equity to approximately 1,250 leadership-level employees and 350 of our highest-performing salespeople.

Purpose

The purpose of the Incentive Plan is to promote the long-term success of the Company and its subsidiaries and the creation of shareholder value by:

•	motivating participants to focus on the Company’s critical long-range objectives;

•	encouraging the attraction and retention of employees and nonemployee directors; and

•	aligning participant and shareholder interests through stock ownership.

Administration

The Compensation Committee will administer the Incentive Plan, except that it may also appoint a secondary Board committee or a senior executive officer to administer the Incentive Plan with respect to participants who are not considered executive officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Compensation Committee may delegate certain day-to-day administrative duties under the Incentive Plan to the Company’s Leadership Benefits department (or similar department).

Awards

The types of awards that may be made under the Incentive Plan are:

•	options to purchase shares of Common Stock;

•	stock appreciation rights;

•	unrestricted shares of Common Stock;

•	restricted shares of Common Stock;

•	restricted stock units; and

•	performance share units.

Share Limits

There is a limit on the number of shares of Common Stock that may be delivered through options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units or performance share units awarded under the Incentive Plan. That aggregate number may not exceed (i) 11,600,000 plus (ii) any shares currently underlying awards outstanding under the Prior Plan, but which are forfeited or which expire without exercise during the term of the Incentive Plan.

The maximum number of shares that will be available for grant under the Incentive Plan is subject to reduction by 1.6 shares for each share that is delivered in settlement of an award of unrestricted shares, restricted shares, restricted stock units or performance share units. When a share is delivered in settlement of one of the foregoing types of awards, the maximum is reduced by 1.6 shares and when a share is delivered in settlement of an option or a stock appreciation right, the maximum is reduced by one share.

There is a further sublimit on the number of unrestricted shares that may be granted under the Incentive Plan. That limit is 5% of the total shares approved for issuance under the Incentive Plan, which cannot be more than 580,000 shares.

There are also limits on awards that may be granted under the Incentive Plan to any participant in a single fiscal year, as follows. No participant may receive:

•	options to purchase more than 500,000 shares of Common Stock;

•	more than 500,000 stock appreciation rights;

•	more than 100,000 unrestricted shares of Common Stock;

•	more than 500,000 restricted shares of Common Stock;

•	more than 500,000 restricted stock units; and

•	more than 500,000 performance share units.

Options

Options may be incentive stock options that qualify for favorable tax treatment for the optionee under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options not designed to qualify for favorable tax treatment. Each option agreement will specify the type of option and the date or event when all or any installment of the option is to become exercisable. The Company has historically granted nonqualified options with a four-year vesting period. The option agreement will also specify the term of the option, provided, however, that the term of an option will in no event exceed 10 years from the date of grant. An option agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service.

The exercise price of an option may not be less than 100% of the fair market value of Common Stock on the date of grant. Options may not be repriced.

At the Committee’s discretion, the exercise price of an option may be paid with:

•	cash;

•	cash equivalents;

•	the delivery of outstanding shares of Common Stock;

•	the cashless exercise method through a broker; and

•	a pledge of shares to a broker.

Stock Appreciation Rights

The Committee may grant stock appreciation rights with such terms and conditions as may be determined by the Committee. Each grant will be evidenced by a stock appreciation rights agreement, which will specify the number of shares of Common Stock to which the right pertains. The agreement will also specify the exercise price, the date when all or any installment is to become exercisable and the term of the stock appreciation right, provided, however, that the term of a stock appreciation right may not exceed 10 years from the date of grant. The agreement may provide for accelerated exercisability in the event of the optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the optionee’s service. Stock appreciation rights may be awarded in combination with options, and such an award may provide that the stock appreciation rights will not be exercisable unless the related options are forfeited.

At the Committee’s discretion, upon exercise of a stock appreciation right, the participant (or person having the right to exercise the right after his or her death) will receive:

•	cash;

•	shares of Common Stock; or

•	any combination of both.

The exercise price of a stock appreciation right may not be less than 100% of the fair market value of Common Stock on the date of grant. Stock appreciation rights may not be repriced.

Unrestricted Shares

The Committee may grant up to 580,000 shares of Common Stock that have no restrictions. These shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Restricted Shares

The Committee may grant restricted shares with such terms and conditions as the Committee may determine. These restricted shares may be awarded for such consideration, consisting of any tangible or intangible property or benefit to the Company, as the Committee may determine.

Each award of restricted shares will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted share agreement. If the only restriction on an award of restricted shares is vesting based on the lapse of time, the minimum period for full vesting will be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section 162(m) on page 17. A restricted share agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

The holders of restricted shares will have the voting, dividend and other rights as set forth in their restricted share agreement, and may have the same voting, dividend or other rights as the Company’s other shareholders, provided, however, that any Common Stock distributed to the holder of restricted shares on account of a stock split or stock dividend will be subject to restrictions and risk of forfeiture to the same extent as the restricted shares with respect to which such Common Stock has been distributed.

Restricted Stock Units

The Committee may grant restricted stock units with such terms and conditions as the Committee may determine. Each award of restricted stock units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the restricted stock unit agreement. If the only restriction on the award of units is vesting based on the lapse of time, the minimum period for full vesting will be three years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section 162(m) on page 17. A restricted stock unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service.

The holders of restricted stock units will not have voting rights. Prior to settlement or forfeiture, any restricted stock unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right will entitle the holder to be paid an amount in cash equal to the dividends that would have been paid if the restricted stock units had been issued and outstanding shares of Common Stock as of the record date for the payment of dividends, subject to applicable withholding taxes.

At the discretion of the Committee, settlement of vested units may be made in the form of:

•	cash;

•	shares of Common Stock (unrestricted or restricted shares); or

•	any combination of both.

Performance Share Units

The Committee may grant performance share units with such terms and conditions as the Committee may determine. Performance share units are designated in shares of Common Stock.

Each award of performance share units will be subject to vesting. Vesting will occur, in full or in installments, upon satisfaction of the conditions specified in the performance share unit agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee, as described under Performance Criteria/Section 162(m) on page 17. A performance share unit agreement may provide for accelerated vesting in the event of the recipient’s death, disability or retirement and may provide for expiration prior to the end of the performance period in the event of the termination of the recipient’s service.

Under the terms of the Incentive Plan, an award will only carry with it a right to receive dividends, dividend equivalents or voting rights if the Plan specifically provides for such rights with respect to that type of award. Because the Incentive Plan makes no such provision for performance share units, the holder of performance share units will have no rights to dividends and will not be entitled to vote such units. At the discretion of the Committee, settlement of vested performance share units may be made in the form of:

•	cash;

•	shares of Common Stock; or

•	any combination of both.

Performance Criteria/Section 162(m)

Code Section 162(m) precludes a publicly-held corporation from claiming a deduction for compensation in excess of $1 million paid to its “covered employees,” who are the Company’s Named Executive Officers, except the Chief Financial Officer, who is not subject to Section 162(m). Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” To comply with the exemption from Code Section 162(m), awards that are intended to qualify as performance-based compensation to covered employees are subject to annual limits, as described on page 14, and are conditioned on certain performance measures, as described below.

In order to be considered “qualified performance-based compensation,” restricted shares, restricted stock units or performance share units will be subject to vesting that is based on the performance of the Company or a business unit of the Company for a specified period that equals or exceeds a target determined in advance by the Committee. Such target shall be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•

the Company’s shareholder return (as determined by the change in share price from the beginning of the measurement period to the end of the measurement period plus dividends paid during the measurement period) as compared to a pre-established group of peer companies, such as the group described on page 39, or another pre-established comparator group;

•	the trading price of Common Stock;

•

the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities; or

•

the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a subsidiary or business unit or other segment of the Company for which the participant has responsibilities.

The Committee shall identify such conditions not later than the 90th day of such period, and before 25% of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied.

The descriptions of the annual limits, the individuals eligible to participate in the Incentive Plan and this description of performance measures upon which awards may be conditioned are material terms of the Incentive Plan. Material terms are required to be disclosed to and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Code Section 162(m).

Change in Control

Award agreements under the Incentive Plan may provide that the vesting and exercisability of the awards will accelerate upon (i) a “qualifying termination” within 12 months following (ii) a change in control. A “qualifying termination” means an involuntary, employer-initiated termination without cause or a voluntary termination for good reason. Upon a change in control, the Committee may also allow for a cash payment or for the assumption, substitution or exchange of any or all outstanding awards.

Federal Income Tax Consequences

The tax consequences of the Incentive Plan are complex, and the following discussion deals only with general tax principles applicable to the Incentive Plan under federal law.

Incentive stock options are options which under certain circumstances and subject to certain tax restrictions, have special tax benefits for employees under the Internal Revenue Code. Nonqualified stock options are options which do not receive such special tax treatment.

When the Committee grants an incentive stock option and when the participant exercises an incentive stock option and acquires Common Stock, the participant realizes no taxable income and the Company can claim no deduction. (However, the differences between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the participant disposes of the stock before two years from grant or one year from exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of:

•	the spread between the option price and the fair market value of the stock at exercise (the spread); or

•	the difference between the sale price and the exercise price.

If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain realized when the shares are sold will be treated as capital gain, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the participant realizes no taxable income and the Company can claim no deduction. On exercise of a nonqualified stock option, the participant realizes ordinary income to the extent of the spread and the Company can claim a tax deduction for the same amount.

When the Committee grants a stock appreciation right, the participant realizes no taxable income and the Company can claim no deduction. The cash or fair market value of stock received on a stock appreciation right exercise is taxed to the participant at ordinary income rates. The Company can claim a tax deduction in the same amount at such time.

Upon grant of unrestricted shares, the participant realizes ordinary income equal to the fair market value of the Common Stock on the date of grant and the Company can generally claim a tax deduction for the same amount.

Grants of restricted shares are generally not taxable to participants at the time of grant and the Company generally claims no deduction at that time. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the stock at the time the restrictions lapse (i.e., at the time the restricted shares vest), unless the participant elects, within thirty days of notification of the award, to recognize the income on the award date, in accordance with Code Section 83(b) (an “83(b) election”). If the participant makes an 83(b) election, the Company receives a corresponding deduction at the time of grant. Any dividends received on restricted shares prior to the date the participant recognizes income on the stock are taxable compensation income when received and the Company is entitled to a corresponding tax deduction at such time.

The grant of restricted shares, restricted stock units or performance share units that are subject to performance measures generally does not result in taxable income to the participant. Following the completion of the performance period, the award is determined and paid or distributed. The full value paid or distributed is treated as ordinary income, and the Company is entitled to a corresponding tax deduction at such time.

New Plan Benefits

The Committee has full discretion to determine the number and amount of options, stock appreciation rights, unrestricted and restricted shares, and restricted share units and performance share units to be granted to participants, subject to the annual limitations described on page 14. Therefore, the benefits and amounts that will be received by each of the Named Executive Officers, the executive officers as a group and all other employees under the Incentive Plan are not presently determinable.

Term, Termination and Amendment

The Incentive Plan will remain in effect for a period of 10 years unless earlier terminated by the Board. The Board may, at any time and for any reason, amend the Incentive Plan. An amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board recommends a vote FOR this proposal

The Audit Committee, consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over thirty-five years, including the fiscal year ended January 30, 2010.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The following table summarizes fees billed or expected to be billed to us by Deloitte in connection with services for the fiscal years ended January 30, 2010 and January 31, 2009:

	Fiscal Year Ended January 30, 2010		Fiscal Year Ended January 31, 2009
Type of Fee	($)	(%)	($)	(%)
Audit Fees (a)	1,832,500	90	1,923,283	89
Audit-Related Fees (b)	144,828	7	111,615	5
Tax Fees (c)	55,000	3	123,827	6
All Other Fees (d)	2,000	0	1,500	0
Total	2,034,328	100	2,160,225	100

(a)  Audit fees primarily included services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full time, regular employees and partners of Deloitte and its affiliates.

(b)  Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)  Tax fees include various strategic tax projects and miscellaneous compliance matters.

(d)  All other fees consist of an accounting research tool subscription fee.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 30, 2010 and January 31, 2009 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair is responsible to update the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

The Audit Committee requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

The policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

Other Matters	The Board knows of no other matters that will be presented at the 2010 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Board Responsibilities, Leadership Structure and Role in Risk Oversight	The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. The Board’s responsibilities include:

•	selecting and evaluating the performance of the President and senior executives;

•	planning for succession with respect to the position of the President and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operational plans and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

At this time, the Board believes that different people should hold the positions of Chairman of the Board and President, as this may strengthen corporate governance and aid in the Board’s oversight of management. Currently, Enrique Hernandez, Jr. serves as Chairman of the Board and Blake W. Nordstrom serves as President. The President is responsible for day to day leadership and performance of the Company while the Chairman of the Board provides guidance to the President and presides over the full Board. The duties of our Chairman of the Board are more fully described in the Chairman of the Board and Presiding Director section on page 24. The Board believes that this leadership structure also aids in the Board’s oversight of risk and strengthens risk management.

The full Board has primary responsibility for risk oversight, and has assigned to the Board’s standing committees the specific focus of the risks inherent in their respective areas of oversight. The full Board:

•	considers and reviews the Company’s risk appetite, which is the amount of risk the organization is willing to accept;

•

oversees management’s implementation of an appropriate system to manage risks (i.e., to identify, assess, mitigate, monitor, and communicate about these risks) and monitors improvements in this process as the business environment changes;

•	provides risk oversight through the Board’s committee structure and oversight processes; and

•	manages directly certain risks that only the Board is positioned to manage and in particular the risks associated with the Company’s strategic direction.

The Company has a comprehensive, structured approach to managing risks, which are identified, assessed, prioritized and managed at all levels within the Company through an enterprise risk management process. This starts at the business process and functional levels. Risks are then consolidated at the business unit level, assessed and prioritized by the Company’s risk management committee and validated with senior management. Senior management is responsible for assessing and managing the Company’s exposure to risks, which are classified into four major categories, Strategic, Compliance, Operational and Financial, and mapped for the appropriate management and Board (and committee) oversight.

Through the risk oversight process, the Board: (1) obtains an understanding of the risks inherent in the Company strategy and management execution of the strategy within the set risk tolerance parameters, (2) accesses useful information from internal and external sources about the critical assumptions underlying the strategy, (3) is alert for possible organizational dysfunctional behavior that can lead to excessive risk taking, and (4) provides input to executive management regarding critical risk issues on a timely basis. The Board’s leadership structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the Board’s role in risk oversight.

Director Independence	A Director is considered independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a

Director. Our Board makes this determination in accordance with the standards set forth in our Corporate Governance Guidelines, which are consistent with the listing standards of the NYSE and SEC rules. In making this determination, the Board considered existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board has affirmatively determined that the following Directors are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Directors have a material relationship with the Company.

Phyllis J. Campbell	Philip G. Satre
Enrique Hernandez, Jr.	Robert D. Walter
Robert G. Miller	Alison A. Winter

Board Committees and Charters	The Board has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. The Board makes Committee and Committee Chair assignments annually at its meeting immediately following the Annual Meeting of Shareholders, although further changes to Committee assignments are made from time to time as deemed appropriate by the Board. The Board has determined that the Chairs and all committee members are independent under the applicable NYSE and SEC rules. Committee Charters and current Committee membership are posted on our web site at www.nordstrom.com. To view these documents on our website, select Investor Relations, then select Corporate Governance. The Chairs and members of the committees as of the date of this Proxy Statement are identified in the table below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee
Phyllis J. Campbell	Chair			✓
Enrique Hernandez, Jr.		✓	✓
Robert G. Miller	✓	✓		Chair
Blake W. Nordstrom
Erik B. Nordstrom
Peter E. Nordstrom
Philip G. Satre	✓		Chair	✓
Robert D. Walter	✓	Chair
Alison A. Winter	✓	✓	✓

Audit Committee. As more fully described in its Charter included as Appendix B, the primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the effectiveness and efficiency of operations;

•	the integrity of the Company’s financial statements;

•	reports resulting from the performance of audits by Deloitte and the internal auditors;

•	the qualifications, independence and performance of Deloitte;

•	the performance of the Company’s internal audit function;

•	the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics;

•	complaints registered through the Company’s Whistleblower Hotline; and

•	the performance of the Company’s Disclosure Committee.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing, enterprise risk management and financial reporting matters, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Chief Financial Officer and the Vice President – Internal Audit.

Each current member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. The Board has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board has determined that each of them qualifies as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee. As more fully described in its Charter, the primary responsibilities of the Compensation Committee are to:

•

conduct an annual evaluation of the Executive Management Group members’ performance in light of the Company’s goals and objectives. (The Executive Management Group is referenced on page 31 and includes the Named Executive Officers shown in the Summary Compensation Table on page 49 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives);

•	review management’s annual performance evaluations of the Company’s Executive Management Group members;

•	establish guiding principles for compensating our executives;

•	review and approve executives’ cash and equity-based compensation plans; and

•	review and approve any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members and other eligible employees.

Corporate Governance and Nominating Committee. As more fully described in its Charter, the primary responsibilities of the Corporate Governance and Nominating Committee are to:

•	review and recommend individuals to the Board for nomination as members of the Board and its committees;

•	review possible conflicts of interest of Board members and the Company’s executive officers;

•	develop and review the Company’s Corporate Governance Guidelines;

•	review the corporate governance standards of the Company’s Codes of Business Conduct and Ethics;

•	review the policies and practices of the Company in the area of corporate governance;

•	review the Committee’s new Director orientation program and continuing Director education programs;

•	produce and provide to the Board an annual performance evaluation of the Board and each committee of the Board;

•	establish succession procedures in the case of an emergency or the retirement of the President;

•	recommend to the Board the form and amount of Director compensation; and

•	review the overall performance of the President on an annual basis.

Finance Committee. As more fully described in its Charter, the primary responsibilities of the Finance Committee are to:

•

assist the Board in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	review and appraise the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitor the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings and Attendance	The Board held six meetings during the past fiscal year, one of which was devoted principally to Company strategy. During the past fiscal year, the Audit Committee held twelve meetings, the Compensation Committee held four meetings, the Corporate Governance and Nominating Committee held four meetings and the Finance Committee held five meetings. Each Director attended more than 75% of the aggregate of all meetings of the Board and the Committees on which he or she served during the year and overall attendance at the meetings, on a combined basis, was 96%. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. All members of the Board have indicated their intent to attend the 2010 Annual Meeting of Shareholders. Shareholders are

encouraged to direct any questions that they may have to the Directors or management at that time. All members of the Board attended the 2009 Annual Meeting of Shareholders.

Chairman of the Board and Presiding Director	The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at all meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	works with the Corporate Governance and Nominating Committee in the recommendation of nominees to fill vacant Board seats;

•	works with the Corporate Governance and Nominating Committee in the identification of Board members qualified to fill vacancies on Board Committees and serve as Committee Chairpersons;

•	advises the President and other members of the Executive Management Group on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating candidates, the Committee considers such factors as it deems appropriate, including whether there are any evolving needs of the Board with respect to a particular field, skill or experience. These factors may include judgment, skill, diversity, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The goal of the Committee is to assist the Board in attracting competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders.

The Corporate Governance and Nominating Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Secretary of the Company, 1700 Seventh Avenue, Seattle, Washington 98101-4407. Please indicate on the envelope “Corporate Governance and Nominating Committee”.

As required by the Company’s Bylaws, the notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors (between January 18, 2011 and February 17, 2011 for the 2011 Annual Meeting of Shareholders). However, if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent Director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are owned beneficially or of record by the proposed nominee;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of the proposed nominee or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposed nominee or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, as amended, and related rules and regulations promulgated thereunder.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Common Stock which are owned beneficially or of record by the shareholder;

•

a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of the shareholder’s affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the or any of the shareholder’s affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation whether the shareholder intends to solicit proxies from shareholders in support of the nomination;

•

any performance related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of this corporation, and

•

any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and applicable SEC rules and regulations.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No director candidates were recommended by our shareholders for election at the 2010 Annual Meeting of Shareholders.

Director Compensation	The Company’s pay philosophy for Director compensation reflects the Board’s belief that payment of a portion of Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company are competitive with other companies of similar size and performance.

Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. Nonemployee Director compensation consists of the following elements:

Annual Component	Amount ($)
Cash Retainer	50,000
Audit Committee Chair Retainer	15,000
Compensation Committee Chair Retainer	12,500
Corporate Governance and Nominating Committee Chair Retainer	10,000
Finance Committee Chair Retainer	10,000
Committee Member Retainer, including Committee Chair (per Committee)	10,000
Common Stock having a value of:	100,000

Chairman of the Board Compensation. In addition to the amounts set forth above, and in recognition of the significant time and attention in performing the duties required of the office, the Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, Common Stock having a value of $250,000.

Travel and Education Reimbursement. Nonemployee Directors are reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft, to attend Board and Board Committee meetings. On limited occasion, the Company may determine that it is appropriate for nonemployee Directors to be accompanied by their spouses in connection with the Annual Meeting of Shareholders, store openings or other significant Company events. In these circumstances, the Company also reimburses the spouses’ reasonable travel expenses or they are flown, without charge, on the Company’s aircraft to attend such events. In addition, the Company reimburses Directors for attending continuing director education programs.

Merchandise Discounts. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible non-management employees and eligible retirees, and up to a 33% discount for eligible management and the highest-performing non-management employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise.

Deferred Compensation Program. Directors may elect to defer all or a part of their Directors’ fees and annual stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections for the form and timing of distribution of their deferred cash fees or stock awards.

Cash deferrals may be directed among 16 deemed investment alternatives, and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as units. Each unit in the Directors Plan is equal in value to the price of one share of Common Stock. Each deferred unit is credited with dividends, in the form of additional units, to the same extent as a share of Common Stock.

During the fiscal year ended January 30, 2010, Enrique Hernandez, Jr., Philip G. Satre and Robert D. Walter all elected to defer 100% of their stock awards, and Enrique Hernandez, Jr. elected to defer 100% of his cash Directors fee into the Directors Plan.

Director Summary Compensation Table. During the fiscal year ended January 30, 2010, nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Phyllis J. Campbell (a)	85,002	99,998	17,880	202,880
Enrique Hernandez, Jr. (b)	70,019	349,981	19,907	439,907
Robert G. Miller (c)	90,002	99,998	12,493	202,493
Philip G. Satre (d)	90,002	99,998	2,488	192,488
Robert D. Walter (e)	82,502	99,998	8,129	190,629
Alison A. Winter (f)	80,002	99,998	4,425	184,425

(a)	Ms. Campbell’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $35,000 (Audit Committee Chair annual retainer, and Audit Committee and Finance Committee Member annual retainers), and $2 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 4,361 shares of Common Stock having a fair value at the date of grant of $99,998; and
•	all other compensation: $17,880 (merchandise discount).

(b)	Mr. Hernandez’ compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $20,000 (Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers); and $19 (cash in lieu of fractional share in connection with the annual stock award);

•

annual stock awards: 15,263 shares of Common Stock (4,361 shares having a fair value at the date of grant of $99,998, and 10,902 shares for serving as Chairman of the Board having a fair value at the date of grant of $249,983); and

•

all other compensation: $19,581 (merchandise discount) and $326 (personal use of Company aircraft by Mr. Hernandez’ wife to attend the Company’s 2009 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(c)	Mr. Miller’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $40,000 (Finance Committee Chair annual retainer, and Audit Committee, Compensation Committee and Finance Committee Member annual retainers); and $2 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 4,361 shares of Common Stock having a fair value at the date of grant of $99,998; and
•	all other compensation: $12,493 (merchandise discount).

(d)	Mr. Satre’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $40,000 (Corporate Governance and Nominating Committee Chair annual retainer, and Audit Committee, Corporate Governance and Nominating Committee and Finance Committee Member annual retainers); and $2 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 4,361 shares of Common Stock having a fair value at the date of grant of $99,998; and
•

all other compensation: $2,311 (merchandise discount) and $177 (personal use of Company aircraft by Mr. Satre’s wife to attend the Company’s 2009 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(e)	Mr. Walter’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer); $32,500 (Compensation Committee Chair annual retainer, and Audit Committee and Compensation Committee Member annual retainers); and $2 (cash in lieu of fractional share in connection with annual stock award);

•	annual stock award: 4,361 shares of Common Stock having a fair value at the date of grant of $99,998; and
•	all other compensation: $8,129 (merchandise discount).

(f)	Ms. Winter’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers), and $2 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 4,361 shares of Common Stock having a fair value at the date of grant of $99,998; and
•

all other compensation: $4,099 (merchandise discount) ) and $326 (personal use of Company aircraft by Mrs. Winter’s husband to attend the Company’s 2009 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

Compensation Committee Interlocks and Insider Participation	During the fiscal year ended January 30, 2010, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

Communications with Directors	Shareholders and other interested parties may communicate with Directors by contacting the Office of the Secretary at 206-303-2540 or by mail at 1700 Seventh Avenue, Seattle, Washington 98101-4407. The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline by calling 1-888-832-8358 or by accessing the web site at www.ethicspoint.com. Your concerns will be investigated and communicated to the Company’s Audit Committee, as necessary.

Director Elections	The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a Director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Codes of Business Conduct and Ethics	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our web site at www.nordstrom.com.

Web Site Access to Corporate Governance Documents	The charters for each of the standing committees of the Board, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our web site at www.nordstrom.com. Select Investor Relations, then select Corporate Governance.

Audit Committee Report	The following Report of the Company’s Audit Committee of the Board does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our web site at www.nordstrom.com under the Investor Relations tab, then select Corporate Governance. A copy of the Audit Committee’s charter is also attached to this Proxy Statement as Appendix B.

The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended January 30, 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certifications prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•

discussions with management and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with legal counsel regarding contingent liabilities;

•

receipt of the written disclosures and letter from Deloitte required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and

•

discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 Communication with Audit Committees, as amended, and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Robert G. Miller

Philip G. Satre

Robert D. Walter

Alison A. Winter

Executive Officers

The names and ages of the Company’s Executive Officers (collectively, the “Executive Management Group”), and their positions, terms of office, family relationships and business experience are listed below. All information is as of April 8, 2010. The officers are appointed annually by the Board following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board.

Name	Age	Title	Officer Since
Laurie M. Black	51	Executive Vice President and General Merchandise Manager - Cosmetics Division	1997
Robert E. Campbell	54	Treasurer and Vice President - Investor Relations	1997
James A. Howell	44	Vice President - Finance	2007
Kevin T. Knight	54	Executive Vice President; Chairman and Chief Executive Officer - Nordstrom fsb; and President - Nordstrom Credit, Inc.	1998
Michael G. Koppel	53	Executive Vice President and Chief Financial Officer	1999
Daniel F. Little	48	Executive Vice President and Chief Administrative Officer	2003
Scott A. Meden	47	Executive Vice President and General Merchandise Manager - Shoe Division	2006
Margaret Myers	63	Executive Vice President and General Merchandise Manager - Accessories and Women’s Specialized Divisions	2005
Blake W. Nordstrom (1)(2)	49	President	1991
Erik B. Nordstrom (1)(2)	46	Executive Vice President and President - Stores	1995
James F. Nordstrom, Jr. (3)	37	Executive Vice President and President - Nordstrom Direct	2005
Peter E. Nordstrom (1)(2)	48	Executive Vice President and President - Merchandising	1995
Robert B. Sari	54	Executive Vice President, General Counsel and Secretary	2009
Loretta Soffe	43	Executive Vice President and General Merchandise Manager - Women’s Apparel Division	2005
Delena M. Sunday	49	Executive Vice President - Human Resources and Diversity Affairs	1998
Geevy S. K. Thomas	45	Executive Vice President and President - Nordstrom Rack	1998
Mark J. Tritton	46	Executive Vice President and President - Nordstrom Product Group	2009
David M. Witman	51	Executive Vice President and General Merchandise Manager - Men’s and Kidswear Divisions	2005

(1)	The biographical information for Blake, Pete and Erik Nordstrom is provided in the section identifying the Director nominees beginning on page 9.

(2)	Brothers and second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

(3)	Second cousin of Blake, Pete and Erik Nordstrom, each an Executive Officer of the Company.

•

Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division, in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

•

Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning and also was responsible for the Company’s investor relations. He has been employed by the Company since February 1997.

•

James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending twelve years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

•

Kevin T. Knight was named Executive Vice President of the Company in September 2000. Since joining the Company in 1998, he has served as Chairman and Chief Executive Officer – Nordstrom fsb and as President – Nordstrom Credit, Inc. He previously served as Vice President from 1998 to September 2000.

•

Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall-based specialty retailer from 1997 through 1998.

•

Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Prior to joining the Company in July 2002, Mr. Little held various positions with Colgate-Palmolive from April 1993 through June 2002, most recently as Manufacturing General Manager for Personal Care Products in Europe.

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Scott A. Meden was named Executive Vice President and General Merchandise Manager – Shoe Division in February 2010. He previously served as Executive Vice President and President – Nordstrom Rack from February 2006 to February 2010, as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001. He has been employed by the Company since 1985.

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Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

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James F. Nordstrom, Jr. was named Executive Vice President of the Company and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

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Robert B. Sari was named Executive Vice President, General Counsel and Secretary upon joining the Company in April 2009. Prior to joining the Company, he served as Executive Vice President, General Counsel and Secretary of Rite Aid Corporation (“Rite Aid”) since October 2005. Mr. Sari also served as Rite Aid’s Senior Vice President, General Counsel and Secretary from 2002 to 2005 and as Senior Vice President, Deputy General Counsel and Secretary from 2000 to 2002. Mr. Sari served in other roles for Rite Aid since 1997. Prior to joining Rite Aid in 1997, Mr. Sari was Vice President – Legal Affairs for Thrifty PayLess, Inc.

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Loretta Soffe was named Executive Vice President and General Merchandise Manager – Women’s Apparel Division, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from April 2001 to November 2005, as Corporate Merchandise Manager from January 2001 to April 2001, as Product Market Leader from 2000 to January 2001, and as National Buyer from 1999 to 2000. Ms. Soffe has been employed by the Company since 1987.

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Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Ms. Sunday has been employed by the Company since 1980.

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Geevy S. K. Thomas was named Executive Vice President and President – Nordstrom Rack, in February 2010. He previously served as Executive Vice President and South Regional Manager from November 2001 to February 2010, as Executive Vice President and General Merchandise Manager – Full-Line Stores from February 2001 to November 2001, and as Executive Vice President – Full-Line Stores and Director of Merchandising Strategy from February 2000 to February 2001. Prior to February 2000, Mr. Thomas held various merchandise strategy, store and regional management positions with the Company. He has been employed by the Company since 1983.

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Mark J. Tritton joined Nordstrom in June 2009, and since then has served as Executive Vice President and President – Nordstrom Product Group. Prior to joining the Company, he served as Group Vice President, Global Casual/Gear Footwear and Apparel, for Timberland since 2006. Mr. Tritton also served as Timberland’s Vice President, Global Apparel from 2004 to 2006. Prior to joining Timberland, Mr. Tritton was Nike’s General Manager, Europe, Middle East & Africa Apparel, from 2002 to 2004, Global Merchandise Director Apparel from 2001 to 2002 and Retail Director, Pacific Region from 1999 to 2001.

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David M. Witman was named Executive Vice President and General Merchandise Manager – Men’s and Kidswear Divisions, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

Compensation of Executive Officers

Compensation Discussion and Analysis	The following sections describe our executive compensation program and the 2009 fiscal year compensation decisions made for our Named Executive Officers identified in the Summary Compensation Table on page 49.

Context for Decision Making • Our Business and Pay for Performance • Philosophy and Guiding Principles for Compensation • Roles in Executive Compensation • Compensation Committee Meeting Calendar

Elements of Compensation • Mix of Compensation Elements • Competitiveness of the Executive Compensation Program • Our Approach and Decisions for each Compensation Element

Additional Information • Post-Employment Agreements • Stock Ownership Guidelines • Tax and Accounting Considerations • Executive Compensation Clawback Policy

Context for Decision Making

Our Business and Pay for Performance

Fiscal year 2009 brought us many opportunities to successfully connect with our customers despite the challenges we faced in the economic environment. We adapted to the external downturn by continuing our focus on the service experience and, as a result, believe our business has emerged in a much stronger position. We are now operating more profitably; we have increased our discipline in managing expenses; we are finding new ways to leverage our multi-channel capabilities; and we are improving our merchant processes to provide customers with more reasons to visit our stores and online.

Because we managed our business well during the year, we exceeded our financial measures for success and provided positive gains for our shareholders. These results were also reflected in the 2009 compensation for our Named Executive Officers through our long-held approach to pay for performance. This basic philosophy of paying for results has served us well over time, enabling us to stay the course with our compensation program designs through good times and bad.

As we look ahead, we believe that although business trends have improved, customers remain cautious. Our challenge is to keep building on our momentum and continue to put the customer first. We are optimistic about what we can achieve in the coming year to meet or exceed our goals for 2010.

Philosophy and Guiding Principles for Compensation

At Nordstrom, the fundamental philosophy for our compensation program at all levels of the Company is pay for performance. It starts on the sales floor where our people are rewarded when they sell merchandise to our customers and outstanding performers receive increased earnings. From there, leadership employees and others are rewarded for results when defined milestones are achieved and value is created for our shareholders. Finally, when the Company does well overall, we share profits with all employees to acknowledge the collective contribution toward our success.

We believe it makes sense to shape our compensation program around this philosophy of pay for performance. It is a belief that is well understood and supported throughout our employee population and Board. This approach to compensation for all employees, including our Named Executive Officers, is guided by these principles:

•	motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests;

•	attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	manage the cost of our programs while maintaining their purpose and benefit;

•	keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

The following sections provide further context about the roles and timing for carrying out our compensation program for the Named Executive Officers. A discussion of the decisions involved in that process starts on page 37.

Roles in Executive Compensation

The following parties are responsible for the development and delivery of our guiding principles and compensation plans for the Named Executive Officers:

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Our Compensation Committee oversees the executive compensation program for the Named Executive Officers and others in the Executive Management Group referenced on page 31. In fulfilling its responsibilities, the Committee also oversees certain compensation plans that apply to other employees throughout the organization. In this way, we work toward a common theme in motivating and rewarding all of our employees. A summary of the Committee’s role is provided on page 23 and the Committee Charter may be found on our website at www.nordstrom.com. To view the Committee Charter on our website, select Investor Relations, select Corporate Governance, then select Compensation Committee.

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The Committee’s external executive compensation consulting firm, Semler Brossy Consulting Group, is retained by, and reports directly to, the Committee. A consultant from the firm attends the Committee meetings in person or by phone and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects. The firm and consultant provide services only as directed by the Committee and have no other relationship with the Company.

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Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2009, primary technical guidance to management on executive compensation came from the professional services firm Towers Perrin.

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Our President provides input to the Committee on the level and design of compensation elements for the Executive Management Group, including the Named Executive Officers. In addition, our Chief Financial Officer and Executive Vice President – Human Resources and Diversity Affairs attend the Compensation Committee meetings to provide perspective and expertise relevant to the agenda.

Compensation Committee Meeting Calendar

Each quarterly Committee meeting has a particular focus and follows an annual calendar established by the Committee Chair in partnership with management. Often, topics are raised in one meeting for analysis and discussion, then proposed for approval at the next meeting after all aspects and questions have been addressed.

Primary topics for the annual Committee calendar are summarized below. Some topics, such as financial status of compensation plans and legislative or plan governance updates, are discussed in every meeting.

Quarterly Meeting	February	May	August	November
Areas of Focus	Fiscal Year-End Closing and Decisions for Next Fiscal Year	Shareholder and Other Topics	Guiding Principles	Preparation for Next Fiscal Year
Primary Discussion Topics

Performance-based bonus measure results and payout for the prior fiscal year; performance share unit vesting

Performance-based bonus measures and milestones, and compensation changes for the new fiscal year

Annual equity grant

		Shareholder meeting and related topics Special projects	Guiding principles for compensation External compensation trends Mid-year status on performance-based bonus measures and stock ownership	Executive compensation review and competitive analysis Compensation risk assessment Compensation plan changes for the next fiscal year Proxy planning

Additional Committee discussion topics related to internal or external events are added to the agenda by the Committee Chair as they arise. Interim Committee meetings, also called by the Committee Chair, are held by teleconference to continue discussion on a particular subject or to receive updates between meetings.

Elements of Compensation

Our compensation package for the Named Executive Officers consists of six basic elements outlined in the following table. Each element has its own purpose. The Committee has established this package based on our fundamental premise of pay for performance and our guiding principles described in the previous section. Many of the plans in which the Named Executive Officers participate are also open to a broader leadership-level group or the full employee population, given certain eligibility requirements, as described in related sections of this Proxy Statement.

Compensation Element	Purpose	Description
Base salary	Provide base-line compensation to reflect job responsibilities	Fixed portion of total pay
Performance-based bonus	Create an opportunity for additional cash compensation that is delivered when results are achieved; reinforce the alignment with annual operating performance and long-term business strategy	Cash award
Long-term incentives	Provide opportunities for ownership and financial rewards to complement cash compensation and promote decision making that is aligned with Company goals and shareholder interests	Stock options and performance share units
Broad-based benefits	Offer health and financial protection programs to be competitive with companies our size and to support healthy lifestyles	Medical, dental and vision coverage; short-term and long-term disability; life insurance; adoption assistance; employee referral assistance. Accident and long-term care insurance; health and dependent care flexible spending accounts; commuter support. Discounted stock purchase plan; paid holidays and time off; merchandise discount
Leadership benefits	Provide additional health and financial management benefits to be generally competitive with companies our size	Salary continuance, long-term disability coverage and life insurance; reimbursement for qualifying out-of-pocket medical expenses; reimbursement for financial planning expenses; contribution to parking expenses; deferred compensation plan; separation benefits
Retirement benefits	Support retirement savings through shared profits to help employees plan for the future and create alignment with Company goals	401(k) match; profit sharing
	Encourage designated leaders to stay with Nordstrom throughout their careers; reward sustained and significant contribution to Company success by adding to financial security upon retirement	Contribution to retiree health coverage; supplemental executive retirement benefit

Mix of Compensation Elements

The Committee has established a compensation package for the Named Executive Officers that is a mix of our compensation elements. The package is based on our pay-for-performance philosophy, guiding principles for compensation and the following characteristics of each element. While there are no targeted ratios for each set of characteristics, the Committee monitors the balance between them on a periodic basis.

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Fixed vs. Variable Compensation: over two-thirds of the value of the targeted compensation package for the Named Executive Officers is weighted toward pay for performance and variable compensation to reinforce our philosophy of compensating our executives when they and the Company are successful in ways that support shareholder interests.

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Short- vs. Long-Term Focus: compensation elements for the Named Executive Officers purposefully focus on different time horizons to create a complementary balance between more immediate and longer-range goals.

•	Cash vs. Non-Cash: the forms of payment to the Named Executive Officers vary by compensation element to best suit our objectives for motivation, reward and retention.

The following table summarizes how each compensation element delivers on the characteristics outlined above.

Compensation Element	Fixed vs. Variable Compensation	Short- vs. Long-Term Focus	Cash vs. Non-Cash
Base salary	Fixed: increases are based on an executive’s performance and other relevant factors for the previous fiscal year	Short-term	Cash
Performance-based bonus	Variable: performance-based bonus payouts can vary widely from year to year based on results against pre-determined performance measures	Short-term	Cash
Long-term incentives	Variable: long-term incentive value received from stock options and performance share units can vary widely based on Company and stock price performance	Long-term	Cash and equity
Broad-based and leadership benefits	Fixed: benefits provide a value that can increase based on usage, but not performance	Short-term	Cash and non-cash
Retirement benefits	Variable: there is some variation in value received based on Company performance (profit sharing) and individual performance (performance-based bonus component of the supplemental executive retirement benefit)	Long-term	Cash and non-cash

Competitiveness of the Executive Compensation Program

Market Data

We believe that knowledge of market practices, particularly those of our peers, is helpful in assessing the design and targeted level of our executive compensation package. The information can provide a reference point for reviewing competitiveness and is an important component within our guiding principles for attracting and retaining the best talent.

Each year, the Committee reviews the appropriateness of the peer group we have identified to compare our compensation practices. In doing so, the Committee evaluates peer company characteristics against the following selection criteria:

•	prominent retail brands that are relevant to Nordstrom and compete for our customer dollars without necessarily having an exact match in product offerings;

•	companies that are subject to similar market pressures, have a track record of sustainability and report pertinent financial metrics;

•	general compatibility with our compensation strategy through a competitive offering of primary pay elements;

•	some overlap with our industry group as defined by institutional shareholders and shareholder service organizations; and

•	collective representation of our primary business areas including our full-line stores, Rack stores, online business, private label products, and others.

As a result of the Committee’s review in 2009, four new companies were added to our peer group, which is shown below with the new companies highlighted in bold.

Abercrombie & Fitch Co.	J.C. Penney Company, Inc.	The Talbots, Inc.
AnnTaylor Stores Corporation	Kohl’s Corporation	Target Corporation
Belk, Inc.	Limited Brands, Inc.	The TJX Companies, Inc.
Chico’s FAS, Inc.	Macy’s, Inc.	Tiffany & Co.
Coach, Inc.	Neiman Marcus	Urban Outfitters, Inc.
Dillard’s, Inc.	Saks Incorporated	VF Corporation
The Gap, Inc.	Sears Holdings Corporation

In preparation for this year’s market comparison, management worked with global consulting firm, HayGroup, to collect data from our peer group on base salary, performance-based bonus and long-term incentives. In some years, but not in 2009, we also collect information on broad-based, leadership and retirement benefits. Since these elements are slower to change in the market than the primary compensation components, we do not conduct a comparison every year.

The results of the market comparison provide data for the Committee to help make compensation decisions. During the year, the Committee also reviews general information from published and private surveys, that may include some of our peer group companies, to keep current on trends and practices. No specific actions were taken in 2009 directly as a result of this reference information.

Market Position

The Committee has expressed a desired competitive position for the Named Executive Officers’ individual compensation elements at the 50th percentile ranking among our peer group. This desired position also applies to pay plans for other employees across the Company. Actual earnings through our pay-for-performance plans may exceed targeted levels based on results.

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The market percentile serves as a guidepost for the Committee’s decision making rather than strict policy for establishing compensation. Actual compensation levels for the Named Executive Officers vary somewhat depending on individual circumstances.

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Pay levels and compensation mix can vary significantly across peer companies from year to year. In 2009, the market data reflected added variability as many retailers and other U.S. employers altered their compensation practices, particularly for long-term incentives, in response to a challenging economic and business environment.

The following outlines our market position for each element of the Named Executive Officers’ compensation in fiscal year 2009. All elements are within our desired range of market competitiveness with the exception of base salary which varies due to circumstances, as described below.

Compensation Element	Our Market Position

Base salary

•The Committee has historically supported requests by Blake, Pete and Erik Nordstrom to maintain their base salaries far below the 50th percentile of our peer group.

•Base salaries for Mike Koppel and Dan Little are somewhat below the desired market position and have remained unchanged since 2007. These executives have performed well over time, but past increases have not kept pace with market. Both executives will receive base salary increases in 2010, as indicated on page 46, to improve their competitive position.

Performance-based bonus

•Target bonus opportunity for Blake, Pete and Erik Nordstrom is below our desired market position and will increase in 2010 as described on page 46. This change will improve the overall competitiveness of their pay package by emphasizing achievement of results through our performance-based bonus.

•Target bonus opportunity for Mike Koppel and Dan Little is more in line with our desired position after having been increased in 2009 to levels described on page 42. These changes provide the potential for a more competitive compensation package if defined results are achieved.

•In support of our pay-for-performance philosophy, we provide a higher bonus payout maximum than is common among our retail peers, as described on page 42, to continue encouraging and paying rewards when we achieve truly superior results.

Long-term incentives

•The Committee has historically supported requests by Blake, Pete and Erik Nordstrom to maintain their grant values below the 50th percentile of our peer group. As described on page 46, the Committee has increased this element of compensation for these executives in 2010 to improve the competitiveness of their overall pay package when stock price increases and shareholders receive value.

•In keeping with our pay-for-performance philosophy, our approach to performance share units, described on page 44, intentionally requires high standards of performance before any payout may be earned. In addition, our design provides less upside potential than some other large employers with similar programs to keep our payout within a reasonable range. Given the potential leverage that we offer through the performance-based bonus plan and the value that could be realized from stock options, the Committee believes this is the appropriate way to reward for what are truly superior results.

Broad-based, Leadership and Retirement benefits	•The aggregate value of these benefits is in line with our desired market position.

Our Approach and Decisions for each Compensation Element

The following section provides information about the approach and decision making for each element in the Named Executive Officers’ fiscal year 2009 compensation package. Most of the decisions and parameters surrounding the compensation structure, including those related to the annual performance-based bonus and grant of long-term incentives, are defined during the plan design process rather than at the time of payout or award. In this way, financial outcomes are based on agreed upon principles rather than Committee discretion.

The Committee made one change to 2009 compensation for the Named Executive Officers by increasing the performance-based target bonus opportunity for Mike Koppel and Dan Little to levels described on page 42. Overall, the Committee believes the compensation plan is meeting expectations for our pay-for-performance philosophy and guiding principles.

Base Salary

Our Approach and Decisions

The Committee begins its annual review of base salary for the Named Executive Officers and others within the Executive Management Group by comparing our pay levels to similar roles in our peer group. The President provides input by describing the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles.

Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1 of the new fiscal year following their Annual Performance Review, which includes a discussion about individual results against defined expectations.

With support from the President, the Committee maintained 2008 base salary levels for the Named Executive Officers in fiscal year 2009. While these Officers performed well on an individual basis in fiscal year 2008, the Committee elected to focus the compensation package on the potential value that these executives might realize through the performance-based bonus and long-term incentives.

Performance-Based Bonus

Our Approach and Decisions

Annual performance-based cash awards under the Executive Management Bonus Plan (“Plan”) are designed to focus the Named Executive Officers and others within the Executive Management Group on the accomplishment of specific goals that align annual operating performance with long-term business strategy. In support of our guiding principles, the performance-based bonus awards only pay out when pre-determined measures are achieved.

The Committee reviews the following underlying factors in establishing the annual bonus arrangements for the Named Executive Officers:

•	the Company’s annual and long-range strategic goals to ensure that performance measures will support our direction on both an individual and collective level;

•	the Company’s upcoming financial expectations to achieve the desired balance between executive pay opportunity, reinvestment in the Company and return to shareholders through dividends; and

•	market pay information for similar roles to understand the competitive position of the performance-based bonus element within the total compensation package.

With this context, the Committee makes determinations on the following components of the Plan for the Named Executive Officers:

•	target bonus opportunity defined as a percentage of base salary to establish parameters for payout;

•	performance measures depending on an executive’s role and area of influence to align management and shareholder interests;

•	performance measure weighting to indicate significance of the expected results; and

•	performance measure milestones to identify achievement that corresponds with specified levels of payout.

Target Bonus Opportunity

The annual target bonus opportunity for the Named Executive Officers is defined as a percentage of base salary. In fiscal year 2009:

•	Blake, Pete and Erik Nordstrom had a target bonus opportunity of 100% of base salary. Their maximum bonus opportunity was 250% of base salary, that is, 2.5 times their target opportunity of 100%.

•	Mike Koppel and Dan Little had a target bonus opportunity of 80% of base salary. Their maximum bonus opportunity was 200% of base salary, that is, 2.5 times their target opportunity of 80%.

The range of possible payouts for fiscal year 2009 performance under the Executive Management Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2009 table, column (b), on page 53.

Performance Measures and Weighting

Each year, the Committee establishes the performance measures and weighting to focus each executive on the most important Company objectives. For fiscal year 2009, the Named Executive Officers all had:

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an Earnings Before Interest and Income Tax (“EBIT”) bonus measure to emphasize the importance of earnings improvement and its role in driving shareholder value. The measure represented 100% of each executive’s performance-based bonus.

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a Return on Invested Capital (“ROIC”) threshold applied to the EBIT measure that had to be met before any payout could be made on EBIT results. This threshold was used to ensure our executives were rewarded after earnings had generated a reasonable and meaningful return for our shareholders.

The Committee believes the EBIT measure and ROIC threshold successfully contributed to the alignment of management and shareholder interests.

Performance Measure Milestones, Results and Payout

The EBIT measure has a range of potential achievement milestones associated with payouts to the Named Executive Officers.

•	EBIT achievement milestones are expressed as dollars.

•	The ROIC threshold is expressed as a percentage.

•	Potential bonus payout levels are expressed as a percentage of the executive’s target bonus opportunity.

The 2009 achievement milestones and results for the EBIT measure and ROIC threshold are shown in the following table. An executive’s payout is based on a pre-determined and corresponding level of results. While the Committee may exercise discretion on the bonus payout, none was applied for fiscal year 2009.

Fiscal Year 2009 Results for EBIT and ROIC

Because EBIT results were above the minimum performance milestone for payout and the ROIC threshold was exceeded, each Named Executive Officer received a bonus payout as shown below. The payout amounts are also shown in the Summary Compensation Table on page 49 in column (e) “Non-Equity Incentive Plan Compensation”.

Fiscal Year 2009 Payout for Performance-Based Bonus

	Target Bonus Opportunity	x	Base Salary	=	Target Bonus Payout	x	Payout % of Target Bonus Opportunity	=	Bonus Payout
Blake W. Nordstrom	100%	x	$700,000	=	$700,000	x		=	$1,161,090
Peter E. Nordstrom	100%	x	$650,000	=	$650,000	x		=	$1,078,155
Erik B. Nordstrom	100%	x	$650,000	=	$650,000	x	165.87%	=	$1,078,155
Michael G. Koppel	80%	x	$480,000	=	$384,000	x		=	$636,941
Daniel F. Little	80%	x	$420,000	=	$336,000	x		=	$557,323

Long-Term Incentives

Our Approach and Decisions

Annual grants under the 2004 Equity Incentive Plan provide an incentive and opportunity for financial rewards for approximately 1,250 leadership-level employees, including the Named Executive Officers. The long-term incentive value that determines the size of the annual grant to eligible employees is expressed as a percentage of base salary.

•	The fiscal year 2009 equity incentive value at grant was 150% of base salary for each Named Executive Officer.

•	Considerations for determining the equity value include market competitiveness, our annual share usage and dilution, and internal equity of grant size by position.

•	The Committee has the discretion to change the equity value percentages at the time of grant, but has historically adhered to the guidelines they established in advance.

The types and proportion of equity awarded in the annual grant to the Named Executive Officers in fiscal year 2009 were as follows:

•	75% of the grant value in stock options to provide motivation for creating unlimited value while aligning management and shareholder interests.

The number of options granted is determined by dividing the dollar value attributed to stock options (75% x 150% of base salary) by the economic value of an option on the grant date. The economic value approximates the Company’s accounting valuation on the grant date (see Tax and Accounting Considerations on page 48).

Options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. The 2004 Equity Incentive Plan does not allow for repricing, for grant prices below 100% of the fair market value of Common Stock on the date of grant or for cash dividend payments on options.

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25% of the grant value in performance share units to focus executives on relative performance compared to our peer group identified on page 39. For 2009, this group excluded Neiman Marcus, for which public data on financial results is not available, and the four new peer companies added after the 2009 grant of performance share units.

The number of performance share units granted is determined by dividing the dollar value attributed to performance share units (25% x 150% of base salary) by the closing price of a share of Common Stock on the effective date of the annual grant.

Performance share units are earned after a three-year performance cycle only when the Company’s Total Shareholder Return (growth in stock price and reinvestment of dividends) is positive and outperforms more than 50% of the peer group companies. The Committee believes relative Total Shareholder Return is a meaningful measure for performance share units as it aligns with shareholder interests and complements the measures established for executives under the performance-based bonus plan.

The Committee believes the 75%/25% relationship represents the right balance of absolute performance measured through stock options and relative performance measured through performance share units to focus executives on Company results.

Performance Share Unit Vesting

Performance share units are earned on the basis of percentile rank among the peer group according to the schedule shown below. For purposes of determining the percentile rank, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle.

Nordstrom Percentile Rank Among Peer Group	Performance Share Units at Payout as % of Grant (If Nordstrom Total Shareholder Return Is Positive)
>85th	125
>75th	100
>65th	85
>50th	75
≤ 50th	0

This schedule applies even if there are changes in the number of peer companies due to mergers, acquisitions, dissolutions or other industry consolidation. The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and become vested when the results have been certified by the Compensation Committee.

Vested performance share units are settled in shares of Common Stock or cash at the election of the executive. Prior to vesting, the Named Executive Officers may also elect to defer their vested units into the Executive Deferred Compensation Plan described beginning on page 60.

There was no payout for 2007 performance share units for the three-year performance cycle ending on January 30, 2010, the last day of the 2009 fiscal year, as shown in the Option Exercises and Stock Vested in Fiscal Year 2009 table on page 58. Although Nordstrom Total Shareholder Return was above the minimum percentile rank, the performance shares were not earned since Total Shareholder Return for the performance period was negative.

The range of performance share unit payouts for the three-year performance cycle beginning February 1, 2009, and ending January 28, 2012, is provided in the Grants of Plan-Based Awards in Fiscal Year 2009 table on page 53.

Grant Approval Authority

All grants for the Named Executive Officers are approved at Committee meetings, which are generally scheduled at least a year in advance. These scheduling decisions are made independent from decisions about anticipated earnings or other major announcements by the Company. The following table outlines granting authority for the Compensation Committee and President for 2009 under the 2004 Equity Incentive Plan. Annual grant limits have been adjusted for the 2005 stock split that occurred after the Plan was originally approved by shareholders in 2004.

Approval Authority	Grant Type	Annual Grant Limit
Compensation Committee	All allowable types of awards under the Plan	500,000 options to any employee 500,000 performance share units to any employee
President, with reporting to the Compensation Committee	Stock for our highest-performing salespeople based on pre-defined performance goals	40,000 shares in total

Broad-based Benefits

Nordstrom offers a comprehensive program of broad-based health and financial programs to the Named Executive Officers and all eligible employees. The most significant broad-based benefits and their purpose for inclusion in the compensation package are summarized in the following table and explained in more detail where noted.

Benefit	Purpose	Additional Information
Contribution to medical, dental and vision coverage, and related benefits	Offer health and financial protection programs to be competitive with companies our size and to support healthy lifestyles	—
Merchandise discount	Encourage knowledge of our merchandise and the customer experience	See All Other Compensation in Fiscal Year 2009, page 51, footnote (e)
Employee Stock Purchase Plan	Provide the opportunity to own stock in the Company, benefit from our collective results through increased stock price and create alignment with the interest of our shareholders	Enrollees contribute up to 10% of eligible pay and bonus (after tax) to purchase Common Stock. The purchase price is a 10% discount from the closing price on the last day of each six-month offer period. Purchases may not exceed Internal Revenue Code and Plan limits.

Leadership Benefits

Nordstrom offers a limited number of benefits to the Named Executive Officers and other leadership-level employees in addition to the broad-based benefits program. Each benefit supports a specific purpose, and falls within the overall objective of providing a competitive offering for a company our size. These benefits are regularly reviewed for consistency with our guiding principles, organizational culture and market practices. The most significant leadership benefits and their purpose are summarized in the following table with additional information provided as noted.

Benefit	Purpose	Additional Information
Salary continuance and long-term disability coverage and life insurance	Provide low-cost extension of broad-based benefits to help plan for the unexpected	For life insurance, see All Other Compensation in Fiscal Year 2009, page 51
Reimbursement of qualifying out-of-pocket medical expenses	Provide extended benefit coverage to assist with healthcare costs	See All Other Compensation in
Reimbursement for financial, tax and estate planning	Encourage active management of individual compensation packages to gain maximum value	Fiscal Year 2009, page 51
Executive Deferred Compensation Plan	Provide those who may be limited in the amount they may contribute to the 401(k) with an alternate opportunity to make and invest pre-tax deferrals. Does not include a Company match	See Nonqualified Deferred Compensation, beginning on page 60
Leadership Separation Plan	Provide financial and outplacement assistance during the initial unemployment period to support a successful transition	See Potential Payments Upon Termination or Change in Control at Fiscal Year End 2009, footnote (a), beginning on page 62

Retirement Benefits

Nordstrom offers several retirement benefits to the Named Executive Officers and other eligible employees. These benefits and their purpose are identified on the Elements of Compensation table on page 37. For additional plan information on the 401(k) Plan & Profit Sharing, see All Other Compensation in Fiscal Year 2009, footnotes (f) and (g) on page 52; on the retiree health care benefit, see Potential Payments Upon Termination or Change in Control at Fiscal Year End 2009 footnote (d) on page 65; on the supplemental executive retirement benefit, see Pension Benefits beginning on page 58.

Upcoming Changes for Fiscal Year 2010

In keeping with the calendar of compensation activities, the Committee has already approved changes to selected compensation elements for the Named Executive Officers for fiscal year 2010, as outlined below. The changes are intended to improve the competitive pay position for these executives relative to similar roles in our peer group.

•	Base salary for Mike Koppel and Dan Little will increase on April 1, 2010 from $480,000 to $530,000 and from $420,000 to $460,000, respectively.

•	Performance-based bonus target opportunity for Blake, Pete and Erik Nordstrom will increase from 100% to 150% of base salary.

•	Long-term incentive value for Blake, Pete and Erik Nordstrom will increase from 150% to 200% of base salary.

Additional Information

Post-Employment Agreements

Nordstrom does not have individual employment agreements with any of the Named Executive Officers.

Under our Leadership Separation Plan, approximately 1,250 leadership-level employees, including the eligible Named Executive Officers, receive benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employee status. Plan provisions are provided in the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2009, footnote (a) beginning on page 62.

With limited exceptions as described under Acceleration upon Change in Control on pages 64 and 65, employees, including the Named Executive Officers, are not entitled to any payment or accelerated benefit in connection with a change in control of the Company.

Stock Ownership Guidelines

Ownership of Common Stock by our Named Executive Officers and other employees is encouraged by management and the Board to align their interests with those of our shareholders. This is done in a number of ways, including:

•	providing the opportunity for all eligible employees to purchase Common Stock under the Company’s Employee Stock Purchase Plan;

•	offering employees the opportunity to invest in Common Stock under the Company’s 401(k) Plan & Profit Sharing;

•	granting stock options and performance share units to eligible leadership-level employees under our 2004 Equity Incentive Plan; and

•	establishing stock ownership guidelines for identified executives that set expectations for achievement of ownership targets.

Stock ownership guidelines for our Directors are described in the Stock Ownership and Guidelines section on page 69.

Stock ownership guidelines were formally established in 2004 for approximately 85 leadership-level employees including the Named Executive Officers. Under the current guidelines, the Named Executive Officers and others have a five-year period from February 1, 2009 through February 1, 2014, to accumulate shares of Common Stock that meet the first achievable of either a share or value target as defined below. This variable approach helps us maintain the objectives for stock ownership while allowing some flexibility for changes in stock price.

•	Share target: number of shares equal to a multiple of base salary designated for an executive / fixed stock price. This target does not change over the five-year period.

•	Value target: value in stock equal to a multiple of base salary designated for an executive. This target fluctuates with changes in our stock price.

Employees who became eligible for the guidelines after the period start date received prorated ownership targets.

For purposes of determining stock ownership, ownership shares are made up of all forms of Common Stock including vested and deferred performance share units. Ownership shares do not include unvested or vested stock options and unvested performance share units.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company, as shown below. The Committee has assigned these particular multiples, to match or exceed market practice, and to represent a significant portion of the overall compensation package to reinforce the alignment of management’s decision making with shareholder interests.

Role	Multiple of Base Salary to be Held by End of Ownership Period
President	10x
President – Merchandising	10x
President – Stores	10x
Chief Financial Officer	4x
Chief Administrative Officer	3x

Under our guidelines, Blake, Pete and Erik Nordstrom and Mike Koppel are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. These executives must also achieve and maintain a minimum of 100% of their ownership targets before they may sell stock.

The Committee regularly reviews stock ownership status for the Named Executive Officers. As of the end of fiscal year 2009, all of the Named Executive Officers had exceeded their ownership targets.

Tax and Accounting Considerations

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

•

Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer, who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 Equity Incentive Plan and Executive Management Bonus Plan are expected to comply with those requirements. However, there may be limited circumstances where objectives for pay elements do not allow for deductibility.

•

FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”), (formerly Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”)), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 11 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 30, 2010, filed with the SEC on March 22, 2010). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

•

Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Executive Compensation Clawback Policy

In February 2008, the Board adopted a formal executive compensation recovery policy, also known as a clawback, that applies to any performance-based bonus, equity, equity equivalent or other incentive compensation awarded to an executive officer beginning in fiscal year 2008. Under that policy, in the event of a material restatement of the Company’s financial results, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an executive officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will recover compensation from the executive officer as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002.

Compensation Committee Report	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation Discussion and Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.

Robert G. Miller

Robert D. Walter, Chair

Alison A. Winter

Summary Compensation Table	The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended January 30, 2010, January 31, 2009 and February 2, 2008.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Blake W. Nordstrom	2009	700,000	—	257,631	787,830	1,161,090	1,386,298	47,360	4,340,209
President	2008	696,111	—	321,782	790,148	—	—	65,676	1,873,717
	2007	698,056	—	387,445	790,217	377,860	197,278	50,088	2,500,944
Michael G. Koppel	2009	480,000	—	176,659	540,226	636,941	1,654,697	41,321	3,529,844
EVP and Chief Financial Officer	2008	477,333	—	220,642	541,828	108,000	99,876	31,697	1,479,376
	2007	472,333	—	243,544	496,713	197,597	175,521	34,218	1,619,926
Peter E. Nordstrom	2009	650,000	—	239,229	731,554	1,078,155	1,880,835	28,627	4,608,400
EVP and President – Merchandising	2008	646,389	—	298,788	733,715	—	5,792	25,420	1,710,104
	2007	622,861	—	271,176	553,138	350,870	304,238	63,441	2,165,724
Erik B. Nordstrom	2009	650,000	—	239,229	731,554	1,078,155	1,690,132	51,307	4,440,377
EVP and President –	2008	646,389	—	298,788	733,715	—	—	50,732	1,729,624
Stores	2007	622,861	—	271,176	553,138	350,870	250,062	50,778	2,098,885
Daniel F. Little	2009	420,000	—	154,581	472,699	557,323	338,094	37,943	1,980,640
EVP and Chief Administrative Officer	2008	417,667	—	193,048	474,086	78,750	48,048	25,392	1,236,991
	2007	414,083	—	215,852	440,267	180,772	88,347	31,399	1,370,720

(a)	Salary: The amounts shown represent base salary earned during the fiscal year. The numbers for fiscal years 2007 and 2008 vary somewhat from annual base salaries due to the timing of our fiscal year ends and base salary increases.

Dan Little elected to defer $5,000 of his base salary earned during calendar year 2009 into the Executive Deferred Compensation Plan. Due to the timing of our fiscal year end, $435 of this $5,000 was attributed to fiscal year 2008, and the remaining $4,565 was attributed to fiscal year 2009, as reported in the Fiscal Year 2009 Nonqualified Deferred Compensation Table on page 61.

Each of the Named Executive Officers also contributed a portion of their base salary earned during fiscal year 2009 to the 401(k) component of the 401(k) Plan & Profit Sharing. Their contributions were as follows: $13,643 for Blake Nordstrom, $16,500 for Mike Koppel, $15,649 for Pete Nordstrom, $15,588 for Erik Nordstrom, and $14,780 for Dan Little.

(b)	Bonus: No amounts are reported because the Company does not pay discretionary or guaranteed bonuses to the Named Executive Officers. As described in the Compensation Discussion and Analysis beginning on page 41, all bonuses are performance based and for that reason are required to be reported in column (e), “Non-Equity Incentive Plan Compensation”.

(c)	Stock Awards: The amounts reported reflect the grant date fair value of performance share units granted during the fiscal year. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and, if so, Nordstrom stock price at the end of the performance cycle. The amounts reported are calculated in accordance with FASB Accounting Standards Codification 718, Stock Compensation (“ASC 718”) (formerly Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”)). The amounts are calculated by multiplying the number of performance share units awarded by the closing stock price on the date of the grant. The 2008 and 2007 amounts have been revised from previous proxy disclosures to reflect changes in the SEC disclosure rules.

Assumptions used in the calculation of these amounts for fiscal years 2009, 2008 and 2007 are included in Note 11 to the Company’s audited financial statements for the fiscal year ended January 30, 2010, included in the Company’s Form 10-K filed with the SEC on March 22, 2010. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2009 table on page 53 for the number of performance share units granted in fiscal year 2009.

(d)	Option Awards: The amounts reported reflect the grant date fair value of stock options granted during the fiscal year. This is not the value received. The Named Executive Officers will only realize value from stock options if Nordstrom stock price increases above the grant price. The amounts reported are calculated in accordance with ASC 718. The 2008 and 2007 amounts have been revised from previous proxy disclosures to reflect changes in the SEC disclosure rules.

Assumptions used in the calculation of these amounts for fiscal years 2009, 2008 and 2007 are included in Note 11 to the Company’s audited financial statements for the fiscal year ended January 30, 2010, included in the Company’s Form 10-K filed with the SEC on March 22, 2010. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2009 table on page 53 for the number of stock options granted in fiscal year 2009.

(e)	Non-Equity Incentive Plan Compensation: The amounts reported reflect the annual performance-based bonus awards under the Executive Management Bonus Plan, which is addressed beginning on page 41 in the Compensation Discussion and Analysis. The amounts of the cash awards for fiscal year 2009, approved by the Compensation Committee at its February 24, 2010 meeting, were paid out in March 2010. None of the Named Executive Officers elected to defer their cash awards for fiscal year 2009 into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts reported reflect the change during the fiscal year in actuarial present value of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by factors such as current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age and time until retirement, and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased more for some of the Named Executive Officers than it did for others. The primary reason for the increase for all of the Named Executive Officers was a decrease in the discount rate from 6.95% to 5.95% as of the fiscal year ended January 31, 2009 and January 30, 2010, respectively. The increase for Mike Koppel is also attributed to the additional years of service he was entitled to as of the end of the fiscal year. See the Pension Benefits section beginning on page 58 for more information about the Supplemental Executive Retirement Plan.

The amounts reported were calculated using the same interest rate and mortality rate assumptions as those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. Assumptions used in the calculation of these amounts are included in Note 6 to the Company’s audited financial statements for the fiscal year ended January 30, 2010, included in the Company’s Form 10-K filed with the SEC on March 22, 2010.

Two of the Named Executive Officers, Mike Koppel and Dan Little, had account balances in the Executive Deferred Compensation Plan in fiscal year 2009, as described beginning on page 60. The Company does not offer above market-rate or preferential earnings on deferred compensation, so no amounts for these types of earnings are included in the table.

(g)	All Other Compensation: A detailed description of all other compensation paid to the Named Executive Officers is shown in the table following this section.

(h)	Total: The amounts reported reflect the total compensation as required to be disclosed under the SEC proxy disclosure rules. These amounts are greater than the compensation that was actually delivered to the Named Executive Officers during the fiscal year. Compensation actually delivered during the fiscal year includes salary, performance-based bonus, value received from any stock option exercises and/or payout of performance share units, and any benefits paid to the Named Executive Officers as reported under All Other Compensation.

All Other Compensation in Fiscal Year 2009

The following table shows each component of “All Other Compensation” for fiscal year 2009, reported in column (g) of the Summary Compensation Table on page 49, calculated at the aggregate incremental cost to the Company.

	Leadership Benefits				Broad- Based Benefits	Retirement Benefits		Other
Name	Financial Planning Reimburse- ment ($) (a)	Parking ($) (b)	Premium on Additional Medical Insurance ($) (c)	Premium on Life Insurance ($) (d)	Merchandise Discount ($) (e)	401(k) Plan Company Match ($) (f)	Profit Sharing ($) (g)	Personal Use of Company Aircraft ($) (h)	Total ($)

Blake W. Nordstrom	—	—	5,001	504	32,055	9,800	—	—	47,360

Michael G. Koppel	3,850	2,760	5,001	346	10,600	9,800	8,964	—	41,321

Peter E. Nordstrom	—	—	5,001	468	3,849	9,800	—	9,509	28,627

Erik B. Nordstrom	—	—	5,001	468	36,038	9,800	—	—	51,307

Daniel F. Little	4,000	2,760	5,001	302	7,116	9,800	8,964	—	37,943

(a)	Financial Planning Reimbursement: The Company provides reimbursement to approximately 400 leadership-level employees for tax preparation, financial and estate planning expenses, up to an annual limit of $2,000 or $4,000, depending on the employee’s leadership level. The annual limit for the Named Executive Officers is $4,000 per year.

(b)	Parking: The Company offers to pay up to a certain amount per month toward parking expenses for approximately 85 leadership-level employees, including the Named Executive Officers. This monthly amount was $230 throughout fiscal year 2009.

(c)	Premium on Additional Medical Insurance: The Company provides health coverage that pays 100% of qualifying out-of-pocket medical, dental and vision expenses that are not reimbursed by other Company-sponsored health plans, for approximately 85 leadership-level employees, including the Named Executive Officers, and their dependents. Eligible employees are reimbursed up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage.

(d)	Premium on Life Insurance: The Company provides life insurance to all 1,900 leadership-level employees, including the Named Executive Officers, in an amount equal to approximately 1.25 times their base salary. The amounts reported are the annual premiums for the Company-provided life insurance.

(e)	Merchandise Discount: The Company provides a merchandise discount to all employees, eligible retirees and Directors. The discount is also available to eligible dependents. The standard discount at our full-line stores, Nordstrom.com and through our catalogs is 20% for eligible non-management employees and 33% for eligible management employees, including the Named Executive Officers, and the highest performing non-management employees. The discount varies by source and type of merchandise. Discounts are as follows:

Employee Group	Nordstrom Full-Line Stores, Nordstrom.com and Catalog (%)	Nordstrom Rack Stores and Restaurants (%)	Specific Merchandise at a Limited Number of Times During the Year (%)

Non-management	20	20	30 or 40

Management and highest-performing non-management	33	20	40

The amount in the All Other Compensation in Fiscal Year 2009 table reports the total discount the Named Executive Officers received on their purchases during the fiscal year ended January 30, 2010.

(f)	401(k) Plan Company Match: The Company offers a discretionary matching contribution on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to all eligible employees, including the Named Executive Officers. Enrolled employees may defer up to 50% (15% for highly-compensated employees, including the Named Executive Officers, as defined in Section 414(q)(1) of the Internal Revenue Code) of their eligible pay (i.e., base salary, performance-based bonus and other taxable wages) into the 401(k) component of the Plan, subject to Internal Revenue Code limits. Footnote (a) to the Summary Compensation Table on page 49 notes the amounts the Named Executive Officers contributed to their 401(k) accounts in fiscal year 2009.

Although the matching contribution is discretionary and subject to change, the Company currently matches all of the employee’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay (up to the annual calendar year compensation limit of $245,000 in 2009, which is set by the Internal Revenue Service (“IRS”)). The maximum Company contribution for each of the Named Executive Officers was $9,800 (4% x $245,000), as reported in the All Other Compensation in Fiscal Year 2009 table on page 51. Employees direct contributions under the Plan to any of 12 investment alternatives, including Common Stock.

(g)	Profit Sharing: Each year, the Board has discretion to make a contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing. Although the contribution is discretionary, the Board’s target annual Profit Sharing contribution is between 1% and 3% of a participant’s eligible pay (i.e., base salary, performance-based bonus and other taxable wages), depending on the participant’s length of service with the Company. Based on their years of service, if the Board approved the target Profit Sharing contribution, Mike Koppel and Dan Little would be eligible for a Profit Sharing contribution equal to 3% of eligible pay (which is subject to a statutory limit under the Internal Revenue Code).

The Board adjusts the target Profit Sharing contribution depending on the Company’s financial performance for the year, including Earnings Before Interest and Income Taxes (EBIT). However, the Board retains complete discretion as to the amount of the contribution. In 2009, the Company exceeded the target level for financial performance, and the Board approved a Profit Sharing contribution greater than the target Profit Sharing contribution. As a result, Mike Koppel and Dan Little each received a Profit Sharing contribution of $8,964, of which $7,350 represented 3% of their eligible pay for purposes of the Plan ($245,000 for 2009, after application of the annual calendar year compensation limit as set by the IRS) and $1,614 represented their portion of the additional Profit Sharing contribution approved by the Board.

(h)	Personal Use of Company Aircraft: The Company owns two aircraft which it uses for business purposes. On rare occasions, an executive’s guest or family member accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. When the aircraft is already flying to a destination for business purposes, only the direct variable costs (i.e., costs the Company incurs solely as a result of the passenger being on the aircraft) associated with the additional passengers are included in determining the aggregate incremental cost to the Company. When the guest or family member’s travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive. Except in limited cases, the Company does not reimburse the executive for taxes incurred as a result of the imputed income.

In fiscal year 2009, Pete Nordstrom’s spouse accompanied him on two business trips. The direct variable costs associated with his spouse’s travel are shown in the table below. The costs include meals for his spouse and the tax deductions the Company was not able to take as a result of the nondeductible portion of the aircraft operating costs associated with his spouse’s travel.

Name	Total Cost of Meals ($)	Lost Company Tax Deduction ($)	Total Direct Variable Cost ($)

Peter E. Nordstrom	65	9,444	9,509

The Named Executive Officers did not receive any reimbursement of taxes owed with respect to any form of compensation in fiscal year 2009.

Grants of Plan-Based Awards in Fiscal Year 2009	The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2009. These awards are performance-based bonuses granted under the Executive Management Bonus Plan as described in the Compensation Discussion and Analysis beginning on page 41.

•

equity incentive plan awards granted in fiscal year 2009. These awards are performance share units awarded under the 2004 Equity Incentive Plan as described in the Compensation Discussion and Analysis beginning on page 43.

The table also discloses:

•	the number, price and grant date fair value of stock options granted under the 2004 Equity Incentive Plan in fiscal year 2009; and

•	the grant date fair value of performance share units granted under the 2004 Equity Incentive Plan in fiscal year 2009.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All Other Option Awards: Number of Securities Underlying Options (#) (e)	Exercise or Base Price of Option Awards ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($) (g)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Blake W. Nordstrom
Executive Management Bonus			175,000	700,000	1,750,000
Performance Share Unit Award	2/25/2009	2/25/2009				14,616.00	19,488.00	24,360.00				257,631
Stock Option Award	2/27/2009	2/25/2009								118,828	13.47	787,830
Michael G. Koppel
Executive Management Bonus			96,000	384,000	960,000
Performance Share Unit Award	2/25/2009	2/25/2009				10,022.25	13,363.00	16,703.75				176,659
Stock Option Award	2/27/2009	2/25/2009								81,482	13.47	540,226
Peter E. Nordstrom
Executive Management Bonus			162,500	650,000	1,625,000
Performance Share Unit Award	2/25/2009	2/25/2009				13,572.00	18,096.00	22,620.00				239,229
Stock Option Award	2/27/2009	2/25/2009								110,340	13.47	731,554
Erik B. Nordstrom
Executive Management Bonus			162,500	650,000	1,625,000
Performance Share Unit Award	2/25/2009	2/25/2009				13,572.00	18,096.00	22,620.00				239,229
Stock Option Award	2/27/2009	2/25/2009								110,340	13.47	731,554
Daniel F. Little
Executive Management Bonus			84,000	336,000	840,000
Performance Share Unit Award	2/25/2009	2/25/2009				8,769.75	11,693.00	14,616.25				154,581
Stock Option Award	2/27/2009	2/25/2009								71,297	13.47	472,699

(a)	Grant Date: The grant date for stock options is the first open-window trading day on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: The amounts shown report the range of possible cash payouts for fiscal year 2009 associated with established levels of performance under the Executive Management Bonus Plan. The amounts shown in the “Threshold,” “Target” and “Maximum” columns reflect the payout opportunity associated with established levels of performance, as indicated in the Fiscal Year 2009 Results for EBIT and ROIC table on page 43. No payout is made if minimum performance criteria are not met.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to the Named Executive Officers. These cash payments are reported in the Summary Compensation Table on page 49, in column (e), “Non-Equity Incentive Plan Compensation”.

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards: The numbers shown report the range of potential performance share unit payouts for the three-year performance cycle of the 2009 grant, beginning February 1, 2009 and ending January 28, 2012, as described in the Compensation Discussion and Analysis beginning on page 44. Payouts are shown in units at 75%, 100% and 125% of the number of performance share units granted. The grant date fair value of these awards for the Named Executive Officers is shown in the Summary Compensation Table on page 49, in column (c), “Stock Awards”.

(d)	All Other Stock Awards: Number of Shares of Stock or Units: The Company did not grant any Common Stock to the Named Executive Officers during the fiscal year ended January 30, 2010.

(e)	All Other Option Awards: Number of Securities Underlying Options: The numbers shown report the stock options granted in fiscal year 2009 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of the grant. For more information about long-term incentive grant practices, see the Compensation Discussion and Analysis beginning on page 43.

Under the 2004 Equity Incentive Plan, the Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units and performance share units. In fiscal year 2009, only stock options and performance share units were granted to the Named Executive Officers.

(f)	Exercise or Base Price of Option Awards: The exercise price of the stock options granted in fiscal year 2009 of $13.47 is the fair market value at the closing price of Common Stock on February 27, 2009, the grant date.

(g)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value of the stock options and performance share units is calculated according to ASC 718.

The value for performance share units is calculated by multiplying the number of performance share units granted by the closing stock price on the date of the grant, which was $13.22. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met and, if so, Nordstrom stock price at the end of the performance cycle.

The value for stock options is calculated by multiplying the number of options awarded by the fair value of an option for the fiscal year 2009 grant, which was $6.63. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $13.47. The actual value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $13.47.

For more information about long-term incentive grant practices, see the Compensation Discussion and Analysis beginning on page 43.

Outstanding Equity Awards at Fiscal Year End 2009	The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended January 30, 2010. The table includes unexercised and unvested stock options, and performance share units with remaining years in their three-year performance cycles. The vesting schedule for outstanding stock options and additional information about the outstanding performance share units are shown following this table. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 69.

	Option Awards							Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
	Grant Date	Exercisable	Unexercisable
Blake W. Nordstrom	2/27/2001	163,158	—		9.50		2/27/2011
	2/25/2002	106,466	—		12.68		2/25/2012
	3/5/2003	87,500	—		8.85	(f)	3/5/2013
	2/25/2004	80,522	—		19.56		2/25/2014
	2/23/2005	67,502	—		26.01		2/23/2015
	2/22/2006	36,786	12,262		40.27		2/22/2016
	3/1/2007	20,006	20,005		53.63		3/1/2017
	2/28/2008	12,962	38,885		38.02		2/27/2018
	2/27/2009	—	118,828		13.47		2/27/2019
										33,596.00	1,160,406
Michael G. Koppel	6/4/2001	16,358	—		8.97		6/4/2011
	8/20/2001	20,000	—		10.50		8/20/2011
	2/25/2002	57,670	—		12.68		2/25/2012
	2/18/2003	87,214	—		8.85		2/18/2013
	2/25/2004	44,286	—		19.56		2/25/2014
	2/23/2005	37,126	—		26.01		2/23/2015
	2/22/2006	21,546	7,182		40.27		2/22/2016
	3/1/2007	12,576	12,574		53.63		3/1/2017
	2/28/2008	8,888	26,665		38.02		2/27/2018
	2/27/2009	—	81,482		13.47		2/27/2019
										23,036.75	795,689
Peter E. Nordstrom	2/27/2001	20,722	—		9.50		2/27/2011
	2/25/2002	52,106	—		12.68		2/25/2012
	2/18/2003	70,082	—		8.85		2/18/2013
	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	23,649	7,882		40.27		2/22/2016
	3/1/2007	14,004	14,003		53.63		3/1/2017
	2/28/2008	12,036	36,108		38.02		2/27/2018
	2/27/2009	—	110,340		13.47		2/27/2019
										31,196.00	1,077,510
Erik B. Nordstrom	2/27/2001	41,684	—		9.50		2/27/2011
	2/25/2002	31,230	—		12.68		2/25/2012
	2/18/2003	93,444	—		8.85		2/18/2013
	2/25/2004	46,012	—		19.56		2/25/2014
	2/23/2005	40,984	—		26.01		2/23/2015
	2/22/2006	23,649	7,882		40.27		2/22/2016
	3/1/2007	14,004	14,003		53.63		3/1/2017
	2/28/2008	12,036	36,108		38.02		2/27/2018
	2/27/2009	—	110,340		13.47		2/27/2019
										31,196.00	1,077,510

	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (e)
	Grant Date	Exercisable	Unexercisable
Daniel F. Little	2/18/2003	18,692	—		8.85	2/18/2013
	2/25/2004	37,384	—		19.56	2/25/2014
	2/23/2005	33,750	—		26.01	2/23/2015
	2/22/2006	18,919	6,306		40.27	2/22/2016
	3/1/2007	11,146	11,146		53.63	3/1/2017
	2/28/2008	7,777	23,331		38.02	2/27/2018
	2/27/2009	—	71,297		13.47	2/27/2019
									20,157.25	696,231

(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options: The Company does not have any outstanding performance-based stock options. Therefore, nothing is reported in this column.

(b)	Number of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards. Therefore, nothing is reported in this column.

(c)	Market Value of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards. Therefore, nothing is reported in this column.

(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested: The numbers reported are the outstanding performance share units granted in fiscal years 2008 and 2009. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2009, 85% of the number of performance share units granted would have been earned for the fiscal year 2008 grant, and 100% of the number granted would have been earned for the fiscal year 2009 grant. Therefore, as required to be disclosed, the number of estimated shares reported for the 2008 grant is based on achieving the target level of performance, which pays out at 100% of the number granted. The number of estimated shares reported for the 2009 grant is based on achieving the maximum level of performance, which pays out at 125% of the number granted, as shown in the Compensation Discussion and Analysis on page 44. See the Outstanding Equity Awards: Performance Share Units table on page 57 for detailed information about these awards.

(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested: The amounts reported relate to the outstanding performance share units granted in fiscal years 2008 and 2009. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2009, 85% of the number of performance share units granted would have been earned for the fiscal year 2008 grant, and 100% of the number granted would have been earned for the fiscal year 2009 grant. Therefore, as required to be disclosed, the payout values reported are based on achieving the target level of performance for the 2008 grant, which pays out at 100% of the number granted, and the maximum level of performance for the 2009 grant, which pays out at 125% of the number granted. The value of estimated payouts has been calculated using the closing price of Common Stock on January 30, 2010, the last day of the fiscal year, of $34.54. See the Outstanding Equity Awards: Performance Share Units table on page 57 for detailed information about these awards.

(f)	2003 Annual Grant for Blake Nordstrom: The Company’s normal practice is for all annual grants to be approved by the Compensation Committee at regularly scheduled Committee meetings. However, the 2003 annual grant for Blake Nordstrom was approved after the regularly scheduled Committee meeting, as the Compensation Committee required additional time to finalize his 2003 compensation package. So that Blake Nordstrom would not receive any advantage with respect to exercise price, his grant was approved with an exercise price equal to the greater of the closing price of Common Stock on the Committee approval date of March 5, 2003, or on February 18, 2003, the date of the annual grant for all other eligible employees. The closing price was higher on February 18, 2003, so the exercise price of Blake Nordstrom’s 2003 annual grant was the same as for all other eligible employees.

Outstanding Equity Awards: Stock Option Vesting Schedule

The following table shows the grant date, vesting schedule, and expiration date for all unvested stock options as of the fiscal year ended January 30, 2010. All stock option grants have a 10-year term and a four-year vesting schedule of 25% per year.

Grant Date	Vesting Schedule	Expiration Date
2/22/2006	25% per year with a remaining vesting date of 2/22/2010	2/22/2016
3/1/2007	25% per year with remaining vesting dates of 3/1/2010 and 3/1/2011	3/1/2017
2/28/2008	25% per year with remaining vesting dates of 2/28/2010, 2/28/2011 and 2/28/2012	2/27/2018
2/27/2009	25% per year with vesting dates of 2/27/2010, 2/27/2011, 2/27/2012 and 2/27/2013	2/27/2019

Outstanding Equity Awards: Performance Share Units

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2008 and 2009 under the 2004 Equity Incentive Plan and are shown in columns (d) and (e) of the Outstanding Equity Awards at Fiscal Year End 2009 table on pages 55 and 56. These 2008 and 2009 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and long-term incentive grant practices is provided in the Compensation Discussion and Analysis beginning on page 43.

	Three Year Performance Cycle (a)	Estimated Shares (at 100% of the Number Granted for the 2008 Grant and 125% of the Number Granted for the 2009 Grant) (#) (b)	Value of Estimated Payout ($) (c)
Name
Blake W. Nordstrom	2/3/2008 – 1/29/2011 2/1/2009 – 1/28/2012	9,236.00 24,360.00	319,012 841,394
Michael G. Koppel	2/3/2008 – 1/29/2011 2/1/2009 – 1/28/2012	6,333.00 16,703.75	218,742 576,947
Peter E. Nordstrom	2/3/2008 – 1/29/2011 2/1/2009 – 1/28/2012	8,576.00 22,620.00	296,215 781,295
Erik B. Nordstrom	2/3/2008 – 1/29/2011 2/1/2009 – 1/28/2012	8,576.00 22,620.00	296,215 781,295
Daniel F. Little	2/3/2008 – 1/29/2011 2/1/2009 – 1/28/2012	5,541.00 14,616.25	191,386 504,845

(a)	Performance Cycle: The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met and become vested when the results have been certified by the Compensation Committee.

(b)

Estimated Shares: Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2009, 85% of the number of performance share units granted would have been earned for the 2008 grant, and 100% of the number granted would have been earned for the 2009 grant. Therefore, as required to be disclosed, the number of estimated shares reported for the 2008 grant is based on achieving the target level of performance, which pays out at 100% of the number granted, and the number of estimated shares reported for the 2009 grant is based on achieving the maximum level of performance, which pays out at 125% of the number granted.

(c)	Value of Estimated Payout: The value of estimated performance share unit payouts is calculated using the closing price of Common Stock on January 30, 2010, the last day of the fiscal year, of $34.54, and a payout at 100% of the number granted for the 2008 grant and 125% of the number granted for the 2009 grant. The payout estimate does not include estimated dividend amounts as the Company does not pay dividends on unvested performance share units.

Option Exercises and Stock Vested in Fiscal Year 2009	The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2009; and

•	the number of shares of Common Stock acquired and value realized from performance share units that vested in fiscal year 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($)
Blake W. Nordstrom	39,530	674,480	—	—
Michael G. Koppel	16,604	98,522	—	—
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	29,648	481,164	—	—
Daniel F. Little	3,000	75,000	—	—

(a)	Value Realized on Exercise: The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting: As described in the Compensation Discussion and Analysis on page 44, the performance criteria were not met for the performance share units granted in 2007. Therefore, none of the units were earned and there is nothing to report in this column or the next.

Pension Benefits	The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement.

As of the end of fiscal year 2009, 35 executives, including the Named Executive Officers, were eligible for the SERP. The Plan has different levels of benefits, depending on the executive’s role in the organization. The following is a summary of the benefits available to the Named Executive Officers under the SERP.

The Named Executive Officers are eligible for a full SERP benefit at normal retirement age of 58. The normal retirement benefit is equal to 1.6% multiplied by “final average pay” and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and prior approval by the Board, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

“Final average pay” is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

At one time, the Compensation Committee granted additional years of service to select executives hired mid-career so that they could earn the full 25 years of service by the time they reached the normal retirement age of 58. Mike Koppel and Dan Little received this grant of additional years of service and will have earned the equivalent of 25 years of service at their normal retirement age of 58, if they stay with the Company until that time. This practice of granting additional years of service was discontinued in 2005.

There is no offset or reduction in the SERP benefit of the Named Executive Officers for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a 50% survivor benefit if the executive dies before retiring. The amount of this benefit depends on the executive’s age and years of credited service at the time of death.

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

Information about payment of the SERP benefit related to change in control is provided in footnote (e) to the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2009 table beginning on page 65.

The SERP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the SERP. However, the Company does set aside funds to assist in the payment of future benefit obligations. See Note 6 in the Company’s Form 10-K filed with the SEC on March 22, 2010 for a discussion of the benefit obligation and funded status.

Fiscal Year 2009 Pension Benefits Table	The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer, and actuarial assumptions consistent with those used in the Company’s financial statements to calculate the Company’s obligations under the Plan. See Note 6 in the Company’s Form 10-K filed with the SEC on March 22, 2010 for a discussion of the benefit obligation, funded status and assumptions used.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($) (b)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	6,849,675	—
Michael G. Koppel	Supplemental Executive Retirement Plan	19 years	3,295,378	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	25 years	5,427,499	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	25 years	4,740,056	—
Daniel F. Little	Supplemental Executive Retirement Plan	10 years	1,064,487	—

(a)	Number of Years Credited Service: The Committee had approved additional years of service for Mike Koppel and Dan Little for purposes of determining their SERP benefits. Nine of Mike Koppel’s 19 years and 2 of Dan Little’s 10 years are additional years of service. The number of years of credited service under the SERP is capped at 25 years.

(b)

Present Value of Accumulated Benefit: The amounts shown are based on normal retirement age of 58. Blake, Pete and Erik Nordstrom and Dan Little are not currently entitled to receive any amounts because such amounts are not vested and the executives are not of the minimum retirement age of 53. Mike Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit with a present value as of the end of the fiscal year of $2,402,491, as reported in the Potential Payments Upon Termination or Change of Control table on page 62.

Nonqualified Deferred Compensation	The Company offers the Executive Deferred Compensation Plan (“EDCP”) to approximately 865 designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to 100% of base salary in excess of $50,000, up to

100% of an annual performance-based bonus and up to 100% of any vested performance share units (less applicable payroll taxes).

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s EDCP deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company may deposit a make-up contribution into the participant’s EDCP account. No other Company contributions or matches are made. None of the participating Named Executive Officers received a make-up contribution in the fiscal year ended January 30, 2010, because the Company’s contribution to their 401(k) Plan & Profit Sharing was not reduced due to their deferrals into the EDCP.

Plan participants may direct their cash deferrals to any of 16 deemed investment alternatives and may change their investment allocations daily. The deemed investment alternatives do not include Common Stock. Gains and losses for cash deferrals are credited to the participant’s account daily, based on their investment elections. The value of deferred performance share units is based on the price of Common Stock. The following table shows the investment choices available under the Plan and annual rates of return for the Plan year ended December 31, 2009, as reported by the third-party administrator of the Plan.

Deemed Investment Choices and Returns Under the EDCP

Asset Class	Fund Name	One Year Annualized Average Return for the Plan Year Ended December 31, 2009 (%)
Core Bonds	•PIMCO VIT Total Return – Administrative Shares	14.06
International Developed Markets	•AllianceBernstein VPS International Value – Class A Shares •Fidelity VIP Overseas – Initial Class •AIM V.I. International Growth – Series I Shares	34.68 26.53 35.24
Large Cap Blend	•Davis Value •Fidelity VIP Index 500 – Initial Class	31.16 26.61
Large Cap Growth	•Janus Aspen Series Forty – Institutional Shares	46.33
Mid Cap Blend	•MainStay VP Mid Cap Core – Initial Class	36.93
Mid Cap Growth	•Janus Aspen Series Enterprise – Institutional Shares	44.83
Money Market	•MainStay VP Cash Management – Initial Class	0.05
Multi-Asset Domestic	•Janus Aspen Series Balanced – Institutional Shares	25.89
Sector	•MFS VIT Utilities Series – Initial Class •Dreyfus IP Technology Growth – Initial Shares	33.22 57.67
Small Cap Blend	•Royce Small Cap – Investment Class	35.20
Small Cap Growth	•LVIP Baron Growth Opportunities – Service Class	38.33
Specialty Bonds	•MainStay VP High Yield Corporate Bond – Initial Class	42.82

Participants in the EDCP may elect to receive scheduled in-service distributions, and annual installments or lump sum distributions at retirement. The distribution elections are made in compliance with Section 409A of the Internal Revenue Code. If participants separate from the Company prior to retirement, their account balances are paid out in a lump sum at termination. In certain types of unforeseeable financial emergencies, such as illness or casualty losses, hardship distributions may be allowed after review by the Plan’s internal Administrative Committee. There have been no hardship distributions since the Plan has been in place.

If a participant dies while employed by the Company, the beneficiary receives in a lump sum:

•	the participant’s undistributed account balance; and

•	two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007.

The death benefit of two times deferrals was an EDCP provision that was originally added to supplement an executive’s life insurance benefit. All eligible employees, including those eligible for the EDCP, have the opportunity to purchase additional life insurance during open enrollment for the Company’s group term life insurance plan. As a result, in 2006 the Board approved a change to discontinue the death benefit of two times deferrals for any deferrals made after December 31, 2007.

The EDCP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the EDCP. However, the Company has set aside funds to pay for future benefit obligations.

Fiscal Year 2009 Nonqualified Deferred Compensation Table	The following table discloses information on the nonqualified deferred compensation for the Named Executive Officers for the fiscal year ended January 30, 2010.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($) (d)	Aggregate Balance at Last Fiscal Year-End ($) (e)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	739,294	—	1,624,749
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	4,565	—	547,812	—	1,006,420

(a)	Executive Contributions in Last Fiscal Year: Dan Little elected to defer $5,000 of his base salary earned during calendar year 2009 into the EDCP. Due to the timing of our fiscal year end, $435 of this $5,000 was attributed to fiscal year 2008. The remaining $4,565 was attributed to fiscal year 2009. The amount for Dan Little is the portion of his fiscal year 2009 base salary that was deferred and is included in column (a), “Salary”, of the Summary Compensation Table on page 49.

(b)	Registrant Contributions in Last Fiscal Year: The Company did not make any make-up contributions to the Named Executive Officers’ EDCP accounts during the fiscal year ended January 30, 2010.

(c)	Aggregate Earnings in Last Fiscal Year: The amounts include the total interest or other earnings accrued on the entire EDCP account balance, including deferred performance share units, during the fiscal year ended January 30, 2010.

(d)	Aggregate Withdrawals/Distributions: Neither Mike Koppel nor Dan Little had any withdrawals or distributions from their EDCP accounts during the fiscal year ended January 30, 2010.

(e)	Aggregate Balance at Last Fiscal Year-End: The amounts shown are the total EDCP balances, including earnings on deferrals, as of January 30, 2010. Excluding earnings on deferrals, the amounts shown have all been previously disclosed in Summary Compensation Tables in our prior Proxy Statements.

Potential Payments Upon Termination or Change In Control	The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on January 30, 2010, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the Company’s closing stock price on that date of $34.54. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs, and any other applicable factors.

Employment Agreements

The Company does not have individual employment agreements with any of the Named Executive Officers. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

Termination Scenarios

The table below shows various termination scenarios that would trigger payments under the Company’s compensation plans.

Potential Payments Upon Termination or Change in Control at Fiscal Year End 2009

Name and Scenario	Separation Benefit ($) (a)	Executive Manage- ment Bonus ($) (b)	Continued or Accelerated Vesting of Equity Awards ($) (c)	Retiree Health Care Benefit ($) (d)	Vested SERP Benefit ($) (e)	Executive Deferred Compen- sation Plan Survivor Benefit ($) (f)	Life Insurance Proceeds ($) (g)	Total ($)
Blake W. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—	—
Death	—	—	2,908,782	—	2,385,861	—	875,000	6,169,643
Disability	—	—	2,908,782	—	—	—	—	2,908,782
Retirement	—	—	—	—	—	—	—	—
Involuntary for Cause Termination	—	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—	—
Michael G. Koppel
Involuntary Not for Cause Termination	405,900	—	—	355,325	—	—	—	761,225
Death	—	—	1,994,562	151,306	1,196,837	2,026,920	600,000	5,969,625
Disability	—	—	1,994,562	355,325	—	—	—	2,349,887
Retirement	—	—	1,994,562	355,325	2,402,491	—	—	4,752,378
Involuntary for Cause Termination	—	—	—	355,325	—	—	—	355,325
Change in Control	—	—	—	355,325	—	—	—	355,325
Peter E. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—	—
Death	—	—	2,700,996	—	1,944,431	—	813,000	5,458,427
Disability	—	—	2,700,996	—	—	—	—	2,700,996
Retirement	—	—	—	—	—	—	—	—
Involuntary for Cause Termination	—	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—	—
Erik B. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—	—
Death	—	—	2,700,996	—	1,622,954	—	813,000	5,136,950
Disability	—	—	2,700,996	—	—	—	—	2,700,996
Retirement	—	—	—	—	—	—	—	—
Involuntary for Cause Termination	—	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—	—
Daniel F. Little
Involuntary Not for Cause Termination	260,392	—	—	—	—	—	—	260,392
Death	—	—	1,745,258	—	364,470	2,378,047	525,000	5,012,775
Disability	—	—	1,745,258	—	—	—	—	1,745,258
Retirement	—	—	—	—	—	—	—	—
Involuntary for Cause Termination	—	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—	—

(a)

Separation Benefit: Under the Leadership Separation Plan, approximately 1,250 designated leadership-level employees, including Mike Koppel and Dan Little, are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause (e.g., acts of dishonesty, negligence, discrimination or harassment, or any violation of law or of the Company’s policies or performance standards). The benefits are based on leadership level and years of service and for the eligible Named Executive Officers include:

•	lump sum cash separation payment of one month of salary per year of service, up to a maximum of 24 months of annual base salary;

•

lump sum cash payment representing the cost of the Company-paid portion of the employee’s currently elected medical benefits for 12 months (unless eligible for the Retiree Health Care benefit as described in footnote (d) on page 65); and

•	up to six months of outplacement services.

The potential separation benefits for the Named Executive Officers are shown below.

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Blake W. Nordstrom	—	—	—	—
Michael G. Koppel	400,000	—	5,900	405,900
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Daniel F. Little	245,000	9,492	5,900	260,392

The difference in the separation payment amounts for Mike Koppel and Dan Little is due to the variation in base salary and years of service.

Under the Leadership Separation Plan, the Company may provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, designated leadership-level employees, including the Named Executive Officers, must sign a release in which the employee agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(b)	Executive Management Bonus: The performance period under the Executive Management Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee died, became disabled or retired during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

(c)	Continued or Accelerated Vesting of Equity Awards: As of the end of the 2009 fiscal year, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan. Treatment of the awards under various termination scenarios is described below.

Stock Options

Continued or Accelerated Vesting upon Death, Disability or Retirement

Except as noted below for the 2009 stock option grant, the stock option agreements under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death, disability or retirement, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

Beginning with the 2009 stock option grant, the stock option agreements provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

The amounts shown in the table for the Death and Disability termination scenarios include the values as of the end of fiscal year 2009 of unvested stock options that would immediately vest and be exercisable during the period ending four years after termination.

The amount shown in the table for the Retirement termination scenario for Mike Koppel includes the value as of the end of fiscal year 2009 of unvested stock options that would continue to vest and be exercisable during the period ending four years after termination. Mike Koppel is the only Named Executive Officer who would qualify for this continued vesting upon retirement as of the end of the fiscal year since he has reached the minimum retirement criteria of age 53 with at least 10 years of service.

Beginning with the 2008 stock option grant, if, during the term of any outstanding grant, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then the post-separation vesting and exercise rights will cease immediately and all outstanding vested and unvested options under such grants will be automatically forfeited.

Acceleration upon Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options will become immediately exercisable in the event of a change in control of the Company. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% or more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

The Board has approved, and shareholders are being asked to vote on, the 2010 Equity Incentive Plan. One of the changes in the Plan is to allow accelerated vesting only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

Performance Share Units

Continued Vesting upon Death, Disability or Retirement

The 2008 and 2009 performance share unit award agreements under the 2004 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death, disability or retirement, the participant will be entitled to a prorated payment with respect to any performance share units granted more than six months prior to termination that were earned during the performance cycle.

The amounts shown in the table include the value of unvested performance share units that would be prorated and paid as a lump sum at the end of the performance cycle in the event of the Named Executive Officer’s death or disability, or in the case of Mike Koppel, who has met the minimum retirement age of 53 with at least 10 years of service, in the event of his death, disability or retirement, assuming the performance conditions were met. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2009, 85% of the number of performance share units granted would have been earned for the 2008 grant, and 100% of the number granted would have been earned for the 2009 grant. Therefore, the amounts in the table are based on a payout at 85% of the prorated number of performance share units for the 2008 grant, and at 100% of the prorated number for the 2009 grant.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards will be automatically forfeited.

Acceleration upon Change in Control

As with the option awards under the 2004 Equity Incentive Plan described on page 64 under Acceleration upon Change in Control, the Named Executive Officers are not entitled to any payment or accelerated benefit upon a change in control with respect to their performance share units awarded under the 2004 Equity Incentive Plan. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the performance share units will become vested in the event of a change in control of the Company. The Compensation Committee may also make this determination in the event the executive is subject to an involuntary termination after a change in control.

As stated on page 64 under Acceleration upon Change in Control, the Board has approved, and shareholders are being asked to vote on, the 2010 Equity Incentive Plan. One of the changes in the Plan is to allow accelerated vesting only in the event that the executive experiences a qualifying termination within 12 months following a change in control of the Company.

(d)	Retiree Health Care Benefit: The Company provides continued health care coverage for executives in certain leadership-level positions who separate from the Company after age 53 with at least 10 years of service. These benefits include medical, behavioral health/substance abuse, vision, prescription drug and dental coverage. Currently, approximately 85 leadership-level employees, including the Named Executive Officers, would be eligible for this benefit upon separation from the Company after age 53 with at least 10 years of service. These executives would be covered under the Nordstrom health plan and the executive and the Company would continue to share in the cost of the insurance premium. Coverage and cost sharing would continue for the surviving spouse after the executive’s death.

The amount in the table for Mike Koppel is the present value of the health care cost that would be payable by the Company if he had separated on the last day of the fiscal year. Mike Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement. Assumptions used in determining these amounts include a discount rate of 5.95% and RP2000 Mortality table, projected to 2009 (White Collar Healthy Annuitants).

Effective March 1, 2010, an executive who is terminated for cause will not be eligible to receive the Retiree Health Care benefit. This is a clarifying change in the terms of the Plan, but does not reflect a change in practice.

(e)	Vested SERP Benefit: The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as described in the Pension Benefits section beginning on page 58.

The amounts shown for the Death termination scenario are the present value of the 50% survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, or the executive’s actual age, if older, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53.

The amount shown in the table for the Retirement termination scenario for Mike Koppel is the present value of his reduced SERP benefit, payable in semi-monthly installments, assuming the payments would begin as of the end of the fiscal year. Mike Koppel has met the minimum retirement age of 53 with at least 10 years of service and would be eligible for early retirement with prior approval from the Board. If the Board approved early retirement, he would be entitled to receive a reduced SERP benefit, as described in the Pension Benefits section beginning on page 58.

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting and an obligation for the Company to fully fund accrued benefits through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s normal retirement date, the benefit would be paid as a reduced early retirement benefit at age 53, or the executive’s actual age, if older. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the Fiscal Year 2009 Pension Benefits Table on page 59, column (b), “Present Value of Accumulated Benefit”.

The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the retired executive is found to have engaged in misconduct or in competitive behavior against the Company.

(f)	Executive Deferred Compensation Plan Survivor Benefit: Under the EDCP, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

The amounts shown are the death benefit equal to two times the participant’s deferrals made through December 31, 2007. No amounts are shown for Blake, Pete and Erik Nordstrom as they have not elected to participate in the EDCP. The amounts do not include Mike Koppel and Dan Little’s undistributed account balances of $1,624,749, and $1,006,420, respectively. The beneficiary is entitled to receive these account balances in the event of the participant’s death, but the amounts are not shown in this table as they are already shown in the Fiscal Year 2009 Nonqualified Deferred Compensation Table on page 61, column (e), “Aggregate Balance at Last Fiscal Year-End”.

(g)	Life Insurance Proceeds: The Company provides life insurance for all 1,900 leadership-level employees, including the Named Executive Officers, of approximately 1.25 times annual base salary. The amounts reported in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2009 table on page 51.

Compensation Risk Assessment	The objective of this statement is to provide shareholders with a discussion and analysis of the Company’s broader pay philosophies and overall compensation practices for its employees, including non-executive officers, to ensure these practices do not pose a material adverse risk to the organization.

An extensive review of these philosophies and practices was conducted by the Compensation Committee. During fiscal year 2009 the Committee examined our pay-for-performance philosophy, the make up and balance of components in the compensation package and the alignment of plans with shareholder interests, considering the management and governance controls that are in place. The Committee concluded its review in early 2010 with the following perspectives.

The goals of the Company’s compensation programs are to attract and retain the best talent and to motivate and reward our people in ways that are aligned with the long-term interests of our shareholders. This has been a long-standing objective of our pay-for-performance philosophy. We believe that the strong alignment of our employee compensation plans with performance has served our stakeholders, and in particular, our shareholders, well. The strength of this alignment is regularly reviewed and monitored by the Committee.

Overall, the Company, by the very nature of being a fashion specialty retailer, is not engaged in activities, in part or as a whole, that are high risk. The Company has systems in place to identify, monitor and control risks and individuals, making it difficult for a single individual or a group of individuals to expose the Company to material risk.

Nordstrom’s compensation systems are balanced, rewarding both short-term and long-term performance. Company results are team oriented rather than individually focused, and tied to measurable factors that are both transparent to shareholders and drivers of their returns.

The majority of total compensation for Company leaders is associated with the long-term performance of the Company. Strong stock ownership guidelines are in place for Company leaders and mechanisms, such as an executive clawback policy, exist to address inappropriate rewards.

The Committee is actively engaged in setting compensation systems, monitoring these systems during the year and using discretion in making rewards, as necessary.

Finally, the Company has active and engaged oversight systems in place. The entire Board is aware of the compensation systems, as established and approved by the Committee. The Audit Committee and the full Board closely monitor and certify the performance that drives employee rewards through detailed and transparent financial reporting which is in place to provide strong, timely insight into the performance of the Company.

As a result of this review, the Committee believes that the Company’s compensation plans do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plans

The following table provides information as of the fiscal year ended January 30, 2010 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	14,754,789	(b)	$24	10,101,945	(c)
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	14,754,789		$24	10,101,945

(a)	These Plans consist of the 2004 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 209,446 performance share units.

(c)	Includes 7,776,118 shares from the 2004 Equity Incentive Plan, 1,657,610 shares from the Employee Stock Purchase Plan and 668,217 shares from the 2002 Nonemployee Director Stock Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to better align their interests with the interests of our shareholders, the Company encourages ownership of Common Stock by its Directors, officers and employees.

The Company has adopted specific stock ownership guidelines for our executives, described in the Compensation Discussion and Analysis on page 34, as well as our Directors.

The Director Stock Ownership Policy requires each Director, within five years of joining the Board, to own Common Stock having a value of three times the annual aggregate Director base stock award and cash retainer fee of $150,000. Under this policy, Directors are currently required to own Common Stock having a value of at least $450,000 by their fifth anniversary of joining the Board.

Beneficial Ownership Table	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, director nominees, the Named Executive Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 12, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	27,725,370	12.72
Anne E. Gittinger (b) 1617 Sixth Avenue Seattle, Washington 98101-1707	20,971,949	9.62
Blake W. Nordstrom (c)	2,773,560	1.27
Erik B. Nordstrom (d)	2,452,708	1.12
Peter E. Nordstrom (e)	2,417,728	1.11
Michael G. Koppel (f)	415,073	*
Daniel F. Little (g)	207,973	*
Enrique Hernandez, Jr. (h)	97,872	*
Robert D. Walter (i)	59,364	*
Alison A. Winter (j)	44,712	*
Philip G. Satre (k)	20,786	*
Phyllis J. Campbell (l)	16,935	*
Robert G. Miller (m)	13,322	*
Directors and executive officers as a group (25 persons) (n)	10,394,082	4.71

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	10,123,495 shares owned by him directly;
•	2,833 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;
•	226,776 shares owned by his wife individually;
•	11,127,326 shares held by trusts of which he is a trustee and beneficiary; and

•

6,244,940 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,844,460 shares owned by her directly;
•	3,785 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary;
•

5,501,520 shares held by a trust of which she is the beneficiary, but over which she holds no voting or investment power and which are also reported as beneficially owned by her brother, Bruce A. Nordstrom; and

•	66,984 shares held individually by her husband, D. Wayne Gittinger.

(c)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,620,779 shares owned by him directly, of which 952,858 shares are pledged as collateral for loans;
•	68,064 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	639,836 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2010;
•	374,905 shares owned by his wife individually;
•	58,002 shares held by trusts of which he is a trustee; and
•	11,974 shares held in a custodial account, of which he is the custodian.

(d)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,897,668 shares owned by him directly, of which 538,368 shares are pledged as collateral for loans;
•	17,844 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	357,548 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2010;
•	39,925 shares owned by his wife individually;
•	77,763 shares held by trusts of which he is the trustee; and
•	61,960 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(e)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,850,373 shares owned by him directly, of which 243,964 shares are pledged as collateral for loans;
•	22,425 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	334,100 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2010;
•	132,837 shares owned by his wife individually;
•	334 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing; and
•	77,659 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	37,877 shares owned by him directly;
•	23,195 non-voting stock units held under the Company’s Executive Deferred Compensation Plan;
•	5,610 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	348,391 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2010.

(g)	Daniel F. Little’s amount and nature of beneficial ownership includes:
•	17,113 shares owned by him directly;
•	21,382 non-voting stock units held under the Company’s Executive Deferred Compensation Plan;
•	4,330 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	165,148 shares that may be acquired by him through stock options exercisable within 60 days after March 12, 2010.

(h)	Enrique Hernandez, Jr.’s amount and nature of beneficial ownership includes:
•	12,546 shares owned by him directly;
•	60,326 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board; and
•	25,000 shares that may be acquired by him through a currently exercisable stock option.

Does not include:
•

200,000 non-voting stock appreciation units granted to Mr. Hernandez for his services as Lead Director, during the period of 2000 to 2003 under the Directors Deferred Compensation Plan. The stock appreciation units are convertible at any time upon his election or when he ceases to be a member of the Board into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $10.04 as to 75,000 stock appreciation units, and $9.11 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted. These stock appreciation units are not convertible into Common Stock.

(i)	Robert D. Walter’s amount and nature of beneficial ownership includes:
•	54,926 shares owned by him directly; and
•	4,438 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(j)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	23,404 shares owned by her directly;
•	19,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;
•	849 shares held by her son in an account, over which she shares investment power;
•	849 shares held by her daughter in an account, over which she shares investment power; and
•	200 shares held by her husband in a retirement account, over which she shares investment power.

(k)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	9,119 shares held by a family trust, of which he is a trustee and beneficiary; and
•	11,667 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board.

(l)	Phyllis J. Campbell’s amount and nature of beneficial ownership includes:
•	7,347 shares owned by her directly; and
•	9,588 non-voting deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board.

(m)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	13,322 shares owned by him directly.

(n)	Collectively, the combined amount and nature of beneficial ownership for the Directors, director nominees and all executive officers include:
•	6,123,202 shares owned directly;
•	1,270,004 shares owned by spouses and trusts of which the respective Director, director nominee or executive officer is a trustee, or a trustee and beneficiary;
•	86,019 non-voting stock units held by participating Directors under the Directors Deferred Compensation Plan;
•	105,680 non-voting stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;
•	206,074 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and
•	2,603,103 shares that may be acquired by the Directors and executive officers and their eligible spouses as a group through stock options exercisable within 60 days after March 12, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 30, 2010 all of our Directors, executive officers and owners of in excess of 10% of Common Stock complied with the filing requirements of

Section 16(a) of the Exchange Act, except that Robert E. Campbell filed one report on Form 4 late due to an administrative error, relating to the issuance of deferred stock unit dividends; Margaret Myers filed one report on Form 4 late due to an administrative error, relating to a same day exercise and sale of a stock option; and Robert D. Walter filed two reports on Form 4 late, relating to an open market sale of shares and an open market purchase of shares in the prior fiscal year.

Certain Relationships and Related Transactions

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. Our Employee Code of Business Conduct and Ethics and the Directors’ Code of Business Conduct and Ethics require all employees, including executive officers and Directors, respectively, to report actual or potential conflicts of interest to our Corporate Governance and Nominating Committee. That Committee’s Charter gives it the authority to review and approve or disapprove any transactions involving Directors, nominees for director, executive officers, an immediate family member (as defined under applicable SEC rules) of such persons, or the holders of five percent or more of our stock (each a “Related Party”) which would be required to be disclosed under the applicable rules of the SEC. Directors and executive officers are required to present to the Committee specific information of a proposed transaction with a Related Party. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction will result in a net benefit to the Company and our shareholders. No member of the Committee participates in any approval of a Related Party transaction in which the member has a material interest, other than to provide all pertinent information regarding the transaction to the Committee.

Related Party Transactions

The following section describes all Related Party transactions reviewed and approved by the Corporate Governance and Nominating Committee under the policy described above. Specifically, listed below are all transactions:

•	since the beginning of the fiscal year ended January 30, 2010;

•	in which the Company or any of its subsidiaries was or is to be a participant;

•	in which the amount involved exceeded or exceeds $120,000; and

•	in which a Related Party had or will have a direct or indirect material interest.

Aircraft Dry Lease. During the fiscal year ended January 30, 2010, the Company leased aircraft from JBW Aircraft Leasing Company, Inc. (“JBW”). The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of executive officers Blake, Pete and Erik Nordstrom and a beneficial owner of more than 5% of Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of Common Stock). The material terms of the lease arrangement are as follows:

•	the Company paid JBW a rate of $2,625 per hour of use of JBW’s aircraft; and

•	this arrangement is a “dry” lease, meaning that the Company provides or obtains its own fuel, crew and maintenance while using the leased aircraft.

During the fiscal year, the Company used the JBW aircraft a total of 29.2 hours and paid JBW $76,650.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended January 30, 2010, the parties listed in the table below paid the Company for maintenance services, pilot services, management fees, fuel and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown below. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on a survey conducted in April 2009 of market rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. There is $8,752 included on the JBW line item for Pilot Services paid by Blake Nordstrom for use of this aircraft. Blake Nordstrom is not a shareholder of JBW.

Party/Aircraft	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Fuel and Miscellaneous Costs ($)
JBW	359,927	87,780	52,866
M&B Beaver, LLC owned by Blake W. Nordstrom (President of the Company) and his wife	49,533	—	865
247N, LLC partially owned by Blake W. Nordstrom	88,499	—	4,273
JD Plane, LLC owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom Jr.)	60,436	—	2,780
TB Plane, LLC owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	31,354	—	589

Hangar Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. The hangar improvements are required to be surrendered to the Company upon expiration or termination of the sublease. The material terms of the sublease are as follows:

•

the term of the sublease ends in July 2020, but the Company has the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar;

•

LLC pays the Company a monthly base rent in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County ($5,231 per month through July 2009, and then $8,266 per month beginning in August 2009);

•

LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135;

•

LLC paid a one-time security deposit in August 2007 in the amount of $10,463, plus an additional sum of $6,069 was paid in August 2009 to increase the security deposit amount to the required two times the current base rent. In total, LLC paid the Company total rent of $93,402 and a total additional security deposit of $6,069 during the fiscal year ended January 30, 2010.

Legal Services. D. Wayne Gittinger is the husband of Anne E. Gittinger and a shareholder at Lane Powell PC. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended January 30, 2010 and was paid an aggregate of $1,633,343 for its services. These compensation arrangements were comparable to other legal firms providing professional services to the Company.

APPENDIX A

Nordstrom, Inc.

2010 Equity Incentive Plan

i

ii

NORDSTROM, INC.

2010 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION

The purpose of the Plan is to promote the long-term success of the Company and its Subsidiaries. Specific objectives are intended to encourage the attraction and retention of Employees and Nonemployee Directors, focus such individuals’ results on the Company’s critical, long-range goals and align such individuals’ interests with those of the Company’s shareholders.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock options (ISOs) or nonqualified stock options (NSOs)), stock appreciation rights (SARs), Unrestricted Shares, Restricted Shares, Restricted Stock Units and Performance Share Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except their choice of law provisions).

ARTICLE 2. ADMINISTRATION

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two (2) or more Directors of the Company, who shall be appointed by the Board.

2.2 Committee Responsibilities. The Committee, in its absolute and sole discretion, shall (a) select the Employees and Nonemployee Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may delegate its authority hereunder to one or more Subcommittees, to the extent permitted under Code section 162(m), the Treasury Regulations thereunder and any applicable exchange rules; actions taken by any Subcommittee shall be subject to review by the full Committee. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer/Non-Director Awards. The Board may also appoint a secondary committee of the Board or a senior executive officer to administer the Plan with respect to Employees who are not considered officers or Directors of the Company under Section 16 of the Exchange Act. That committee or senior executive officer may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee or senior executive officer, as the case may be.

2.4 Leadership Benefits Powers and Duties. Until such time as the Committee shall modify, revoke or rescind such authority, the Company’s Leadership Benefits department, or such other Company department as the Committee shall designate, has the powers and duties set forth below. Determinations made by the Leadership Benefits department (or other department) under this Section 2.4 shall be final and binding on all persons, but may, in the Committee’s absolute and sole discretion, be reviewed by the Committee. The powers and duties delegated by the Committee hereunder are to:

(a) work with Plan service providers to ensure the effective administration of the Plan;

(b) determine whether a Participant’s disability, as defined by a qualified medical professional acceptable to the Company’s Leadership Benefits department (or other department), qualifies as Disability as defined under the Plan; and

(c) perform any and all tasks, duties, and responsibilities delegated by the Company or the Committee.

The Company’s Leadership Benefits department (or other department) has authority to interpret the terms of the Plan and any Award in carrying out the powers and duties as set forth above.

ARTICLE 3. SHARES AVAILABLE FOR AWARDS

3.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares. The aggregate number of Shares available for Awards of Options, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units granted under the Plan shall not exceed (a) 11,600,000 plus (b) the additional shares of Common Stock described in Section 3.3. The limitations of this Section 3.1 and Sections 3.2 and 3.3 shall be subject to adjustment pursuant to Article 12. The aggregate number of Shares available for issuance as Plan Awards shall be reduced by 1.6 (one point six) Shares for each Share delivered in settlement of any Award of Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units, and by 1 (one) Share for each Share delivered in settlement of any Option Award or SAR. Awards that are required to be settled in cash will not reduce the number of Shares available for delivery under the Plan.

3.2 Additional Shares. If any Shares covered by an Award of Options, SARs, Restricted Shares, Restricted Stock Units or Performance Share Units terminate, lapse or are forfeited or cancelled, or such Award is otherwise settled without the delivery of the full number of Shares underlying the Award, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse, cancellation, etc., shall again be, or shall become, available for issuance under the Plan; provided, however, that Shares (a) delivered in payment of the exercise price of an Award, (b) not issued upon the net settlement or net exercise of SARs, or (c) delivered to or withheld by the Company to pay withholding taxes related to an Award, shall not become available again for issuance under this Plan. Shares that again become available for issuance under the Plan pursuant to this Section 3.2 shall be added to the number of Shares available under Section 3.1 in the same ratios as applied to them at the time they were originally granted (e.g., 1.6 (one point six) Shares for each Share attributable to previously granted Awards of Restricted Shares, Restricted Stock Units or Performance Share Units and 1 (one) Share for each Share attributable to previously granted Option Awards or SARs).

3.3 Additional Shares from Prior Plan. Shares available for issuance under the Plan shall be increased by any shares of Common Stock subject to outstanding awards under the Prior Plan on the effective date of the Plan, May 18, 2010, that later cease to be subject to such awards for any reason other than the exercise or vesting of such awards (as the case may be), including any amounts withheld from such awards by the Company for taxes on the awards, which Shares shall, as of the date such Shares cease to be subject to such awards, cease to be available for grant and issuance under the Prior Plan, but shall be available for issuance under the Plan under Section 3.1. However, this Section 3.3 specifically excludes Common Stock subject to outstanding awards granted as Incentive Stock Options under the Prior Plan; no shares of Common Stock subject to such Prior Plan Incentive Stock Option awards shall again become available for issuance under the Plan.

ARTICLE 4. ELIGIBILITY

4.1 Awards. Employees and Nonemployee Directors shall be eligible for the grant of Awards of NSOs, SARs, Unrestricted Shares, Restricted Shares, Restricted Stock Units or Performance Share Units.

4.2 Incentive Stock Options. Only Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5. OPTIONS

Options granted under the Plan are subject to the following terms and conditions:

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an NSO or an ISO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option, which shall be subject to adjustment in accordance with Article 12. Options granted to any Employee in a single fiscal year of the Company shall not cover more than 500,000 shares of Common Stock. Prior to exercise, holders of Options shall have no right to dividend equivalents. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term shall in no event exceed ten (10) years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be granted in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, in a manner that meets the requirements of Code Section 409A, that such Option shall become exercisable as to all or part of the shares of Common Stock subject to such Option in the event that the Optionee experiences a Qualifying Termination within twelve (12) months following a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required pursuant to Article 12.

ARTICLE 6. PAYMENT FOR OPTION SHARES

6.1 General Rule. The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such shares of Common Stock are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Stock Swap. To the extent specifically provided in an Option Agreement, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date when the new shares of Common Stock are purchased under the Plan.

6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a form prescribed by the Company) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

ARTICLE 7. STOCK APPRECIATION RIGHTS

SARs granted under the Plan are subject to the following terms and conditions:

7.1 SAR Agreement. Each SAR granted under the Plan shall be evidenced by an SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 12. SARs granted to any Participant in a single calendar year shall in no event pertain to more than 500,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 12.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price under an SAR shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided, however, that the term shall in no event exceed ten (10) years from the date of grant. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s Disability, death or Retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be granted in combination with Options, and such an SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, in a manner that meets the requirements of Code section 409A, that such SAR shall become fully exercisable as to all shares of Common Stock subject to such SAR in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. In addition, acceleration of exercisability may be required pursuant to Article 12.

7.6 Exercise of SARs. Upon exercise of an SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price.

ARTICLE 8. UNRESTRICTED SHARES

Unrestricted Shares granted under the Plan are subject to the following terms and conditions:

8.1 Unrestricted Shares. The Committee may grant up to 580,000 (i.e., no more than 5% of the total shares approved for issuance under the Plan) shares of Common Stock that have no restrictions. Such Unrestricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. In no event shall the number of Unrestricted Shares that are granted to any Participant in a single fiscal year exceed 100,000 Shares, subject to adjustment in accordance with Article 12. For purposes of this Section 8.1, each Unrestricted Share granted under Section 3.1 shall reduce the foregoing limit by one (1) Share.

8.2 Payment for Awards. Unrestricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

ARTICLE 9. RESTRICTED SHARES

Restricted Shares granted under the Plan are subject to the following terms and conditions:

9.1 Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. Restricted Shares may be granted under the Plan for such consideration consisting of any tangible or intangible property or benefit to the Company as the Committee may determine, including cash, promissory notes, services performed and contracts for services to be performed.

9.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement. If the only restriction on an Award of Restricted Shares is vesting based on the lapse of time, the minimum period for full vesting shall be three (3) years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:

(a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group;

(b) achievement of a specified percentage increase or quantitative level in the trading price of Common Stock;

(c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities;

(d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities; or

(e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall identify such conditions not later than the ninetieth (90th) day of such period, and before twenty-five percent (25%) of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000 Shares, subject to adjustment in accordance with Article 12.

If the Participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Shares may be earned (a “Performance Cycle”) for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Shares that were being earned during the Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Restricted Shares that were being earned during the Performance Cycle. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s Disability, death or Retirement (provided that, with respect to Retirement, such Restricted Share Agreement shall include specific provisions regarding tax withholding requirements, as required). The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. With respect to Restricted Shares that are subject to performance-based vesting criteria, the underlying Restricted Share Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code section 162(m) and the Treasury Regulations promulgated thereunder.

9.4 Voting and Dividend Rights. The holders of Restricted Shares granted under the Plan shall have the voting, dividend and other rights as set forth in their Restricted Share Agreement, and may have the same voting, dividend and other rights as the Company’s other shareholders. Any dividends paid on Restricted Shares shall be paid at the dividend payment date, in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends. Common Stock distributed in connection with a stock split or stock dividend, and distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Stock has been distributed.

ARTICLE 10. RESTRICTED STOCK UNITS

Restricted Stock Units granted under the Plan are subject to the following terms and conditions:

10.1 Restricted Stock Units. Restricted Stock Units are designated in shares of Common Stock.

10.2 Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms of the applicable Restricted Stock Unit Agreement that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

10.3 Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

10.4 Vesting Conditions. Each Award of Restricted Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. If the only restriction on an Award of Restricted Stock Units is vesting based on the lapse of time, the minimum period for full vesting shall be three (3) years. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for at least a one-year period equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:

(a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group;

(b) achievement of a specified percentage increase or quantitative level in the trading price of Common Stock;

(c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities;

(d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a Subsidiary or division or other segment of the Company for which the Participant has responsibilities; or

(e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall identify such conditions not later than the ninetieth (90th) day of such period, and before twenty-five percent (25%) of such period has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Restricted Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000, subject to adjustment in accordance with Article 12.

If the Participant’s employment with the Company or Subsidiary is terminated before the end of the period of time, designated by the Committee, over which Restricted Stock Units may be earned (a “Performance Cycle”) for any reason other than Disability, death or Retirement, the Participant shall forfeit all rights with respect to any Restricted Stock Units that were being earned during the Performance Cycle. The Committee, in its absolute and sole discretion, may establish guidelines providing that if a Participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any shares of Restricted Stock Units that were being earned during the Performance Cycle. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s Disability, death or Retirement (provided, in the case of Retirement, that such Restricted Stock Unit Agreement’s accelerated vesting provisions shall comply with the requirements of Code Section 409A). The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. With respect to Restricted Stock Units that are subject to performance-based vesting criteria, the underlying Restricted Stock Unit Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code section 162(m) and the Treasury Regulations promulgated thereunder.

10.5 Dividend Rights. Shares underlying an Award of Restricted Stock Units shall not be entitled to dividends or dividend equivalents with respect to such Restricted Stock Units except to the extent otherwise provided under a Restricted Stock Unit Agreement. If a Restricted Stock Unit Agreement includes rights to dividends or dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Stock Units had been issued and outstanding Shares of Common Stock as of the record date for the dividends shall be paid to the holder of such Restricted Stock Units in cash, subject to applicable withholding taxes unless otherwise determined by the Committee. Any dividend equivalents payable pursuant to this Section 10.5 shall be paid no later than March 1 of the calendar year after the calendar year in which the applicable dividend record date occurs, except as otherwise provided in the applicable Restricted Stock Unit Agreement.

10.6 Form and Time of Settlement of Restricted Stock Unit Awards. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) shares of Common Stock (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Restricted Stock Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Restricted Stock Units shall be settled in a lump sum before the later of (i) two and one half (2 1/2) months after the end of the Company’s fiscal year during which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed or (ii) March 15 following the calendar year in which all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 12.

10.7 Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 11. PERFORMANCE SHARE UNITS

Performance Share Units granted under the Plan are subject to the following terms and conditions:

11.1 Performance Share Units. Performance Share Units are designated in shares of Common Stock.

11.2 Agreement. Each grant of Performance Share Units under the Plan shall be evidenced by an Agreement between the recipient and the Company, shall be subject to all applicable terms of the Plan, and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Unit Agreements entered into under the Plan need not be identical. Performance Share Units may be granted in consideration of a reduction in the recipient’s other compensation.

11.3 Payment for Awards. To the extent that an Award is granted in the form of Performance Share Units, no cash consideration shall be required of the Award recipients.

11.4 Vesting Conditions. Each Award of Performance Share Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Performance Share Unit Agreement. The Committee may include among such conditions, the requirement that the performance of the Company or a business unit of the Company for at least a one-year period (a “Performance Cycle”) equal or exceed a target determined in advance by the Committee. Such target shall be based on any one or combination of the following performance criteria:

(a) achievement of a specified percentage increase or quantitative level in the Company’s shareholder return as compared to a comparator group;

(b) achievement of a specified percentage increase or quantitative level in the trading price of Common Stock;

(c) achievement of a specified percentage increase or quantitative level in the results of operations, such as sales, earnings, cash flow, economic profit or return on investment (including return on equity, return on invested capital or return on assets) of the Company or of a Subsidiary or division or other segment of the Company for which the participant has responsibilities;

(d) achievement of a specified percentage increase or quantitative level in the other financial results, such as profit margins, expense reduction or asset management goals of the Company or of a Subsidiary or division or other segment of the Company for which the participant has responsibilities; or

(e) achievement of a specified percentage increase or quantitative level in the internal or external market share of a product or line of products. The Committee shall determine such conditions not later than the ninetieth (90th) day of the Performance Cycle, and before twenty-five percent (25%) of the Performance Cycle has elapsed. The Committee shall certify in writing prior to payout that such conditions and any other material terms were in fact satisfied. Approved minutes of a meeting of the Committee may be treated as such written certification.

In no event shall the number of Performance Share Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single fiscal year exceed 500,000, subject to adjustment in accordance with Article 12.

If the participant’s employment with the Company or Subsidiary is terminated before the date that Performance Share Units vest, the participant shall forfeit all rights with respect to any unvested Performance Share Units. However, with respect to Performance Share Units subject to performance-based vesting conditions, the Committee, in its absolute and sole discretion at the time that an Award of Performance Share Units is made, may establish guidelines providing that if a participant’s employment is terminated before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant shall be entitled to a prorated payment with respect to any Performance Share Units that were being earned during the Performance Cycle. A Performance

Share Unit Agreement may provide for accelerated vesting in the event of the Participant’s Disability, death or Retirement. The Committee may determine, at the time of granting Performance Share Units or thereafter, that all or part of the Performance Share Units shall become vested in the event that the Participant experiences a Qualifying Termination within twelve (12) months following a Change in Control. Additionally, a Performance Share Unit Agreement may provide for deemed satisfaction of the Award’s performance-based vesting conditions in the event of a Qualifying Termination within twelve (12) months following a Change in Control, to the extent consistent with the requirements of Code section 162(m) and the Treasury Regulations promulgated thereunder. In addition, acceleration of vesting may be required pursuant to Article 12.

11.5 Form and Time of Settlement of Units. Settlement of vested Performance Share Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. For the avoidance of doubt, settlement of vested Performance Share Units in shares of Common Stock shall not be considered an Award of Unrestricted Shares under Article 8. Methods of converting Performance Share Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Performance Share Units shall be settled in a lump sum by the last day of the calendar year in which all vesting conditions applicable to the Performance Share Units have been satisfied or have lapsed. Until an Award of Performance Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 12.

11.6 Creditors’ Rights. A holder of Performance Share Units shall have no rights other than those of a general creditor of the Company. Performance Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Performance Share Unit Agreement.

ARTICLE 12. PROTECTION AGAINST DILUTION

12.1 Modification or Assumption of Awards. Except in connection with a corporate transaction involving the Company (a “Strategic Transaction” which shall include, without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares or the sale of all or substantially all of the Company’s assets), the terms of outstanding Awards may not be amended to reduce any exercise price associated with such Awards or to cancel any outstanding Awards in exchange for cash, other Awards or other securities with an exercise price that is less than the exercise price of the original Awards without shareholder approval. The foregoing and the provisions of this Article 12 notwithstanding, no modification of an Award shall, without the consent of the Award recipient, alter or impair his or her rights or obligations under such Award.

12.2 Adjustments. Upon or in contemplation of any Strategic Transaction; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any or all outstanding Awards, or (v) the performance standards appropriate to any or all outstanding Awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the outstanding shares of Common Stock upon or in respect of such event.

For the avoidance of doubt, this Article 12 does not apply to normal cash dividends with respect to Company Stock other than extraordinary dividends or to stock issued in lieu of such dividends. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess, if any, of the per share amount payable upon or in respect of such event over the grant price of the Award, unless otherwise provided in, or by authorized amendment to, the Award or provided in another applicable agreement with the Participant. With respect to any ISO, in the absolute and sole discretion of the Committee, the adjustment may be made in a manner that would cause the Option to cease to qualify as an ISO.

12.3 Dissolution or Liquidation. To the extent not previously exercised, settled or assumed, Options, SARs, and Performance Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 13. AWARDS UNDER OTHER PLANS

The Company may grant awards under other equity plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan.

ARTICLE 14. LIMITATION ON RIGHTS

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Nonemployee Director. The Company and its Subsidiaries reserve the right to terminate the Service of any Employee or Nonemployee Director at any time, with or without cause, subject to applicable laws, the Company’s Restated Articles of Incorporation and Bylaws and a written employment agreement (if any).

14.2 Shareholders’ Rights. Unless otherwise provided in this Plan or in any Award, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such shares of Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for normal cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock related to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4 Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.

ARTICLE 15. WITHHOLDING TAXES

15.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date when they are withheld or surrendered, and shall be deemed to have been issued for purposes of identifying any shares which may become available for grant pursuant to Section 3.3 above.

ARTICLE 16. FUTURE OF THE PLAN

16.1 Term of the Plan. The Plan, as set forth herein, became effective on the date of shareholder approval, May 18, 2010, and shall remain in effect for a period of ten (10) years unless earlier terminated under Section 16.2.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend, alter or terminate the Plan. Notwithstanding the foregoing and except as provided in Section 14.4, no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s express written consent. An amendment of the Plan shall be subject to the approval of the Company’s shareholders for any amendment that would (a) require shareholder approval in order to satisfy the applicable requirements of Code Section 162(m), Code section 422, or other applicable laws, regulations or rules, including but not limited to any stock exchange rules; (b) increase amounts payable under the Plan to Participants (provided that shareholder approval shall not be required for increases that are not material and do not require such approval under applicable law or stock exchange rules); (c) increase the number of shares of Common Stock authorized to be issued under the Plan; (d) permit the repurchase by the Company of any outstanding Awards with an Exercise Price greater than the then-current Fair Market Value of Common Stock; or (e) modify the Plan’s eligibility provisions. No Awards shall be granted under the Plan after the termination thereof.

ARTICLE 17. DEFINITIONS

17.1 “Award” means any grant of an Option, an SAR, an Unrestricted Share, a Restricted Share, a Restricted Stock Unit or a Performance Share Unit under the Plan.

17.2 “Award Agreement” means the written agreement between the Company and the recipient that contains the terms, conditions and restrictions pertaining to a particular Award.

17.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.4 “Cause” means (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent or Subsidiary employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

17.5 “Change in Control” means:

(a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) a change in the composition of the Board (other than due to the retirement of Directors upon reaching the Board’s mandatory retirement age), as a result of which fewer than fifty percent (50%) of the incumbent Directors are Directors who either (i) had been Directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control (the “original Directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original Directors who were still in office at the time of the election or nomination and the Directors whose election or nomination was previously so approved; or

(d) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least thirty percent (30%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

17.6 “Code” means the Internal Revenue Code of 1986, as amended.

17.7 “Committee” means the Compensation Committee of the Company’s Board.

17.8 “Common Stock” means shares of the common stock of the Company.

17.9 “Company” means Nordstrom, Inc., a Washington corporation.

17.10 “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

17.11 “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.

17.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.13 “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

17.14 “Fair Market Value” means the market price of a share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing price on the date of the Award as reported by the

New York Stock Exchange, or the primary exchange or quotation system on which the Common Stock is then trading. Such determination shall be conclusive and binding on all persons.

17.15 “Good Reason” means the occurrence of one or more of the following without the Participant’s express written consent and within twelve (12) months following a Change in Control:

(a) a material diminution in the Participant’s base salary;

(b) a material diminution in the Participant’s authority, duties, or responsibilities;

(c) a material change in the geographic location at which the Participant must perform his or her services to a place that is more than fifty (50) miles from where the Participant was based immediately prior to the Change in Control; and

(d) any other action or inaction that constitutes a material breach by the Company of this Plan with respect to a Participant’s Award.

The event or events described above shall constitute Good Reason only if the Company (or the Parent or Subsidiary employing the Participant) fails to cure such event or events within ninety (90) days after receipt from the Participant of written notice of the event or events which constitutes Good Reason. Such notice must be provided to the Company (or the Parent or Subsidiary employing the Participant) and must provide a reasonably detailed description of the facts that the Participant believes constitute a Good Reason event. Good Reason shall cease to exist for an event on the ninetieth (90th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given written notice to the Company thereof prior to such date.

17.16 “ISO” means an incentive stock option described in Section 422(b) of the Code.

17.17 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

17.18 “Nonemployee Director” means a member of the Company’s Board or the Board of Directors of a Subsidiary who is not an Employee. Service as a Nonemployee Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

17.19 “Option” means an NSO or an ISO granted under Article 5 of the Plan and entitling the holder to purchase shares of Common Stock pursuant to an Award.

17.20 “Optionee” means an individual or estate who holds an Option.

17.21 “Participant” means an individual or estate who holds an Award.

17.22 “Performance Share Unit” means a bookkeeping entry representing the equivalent of one (1) share of Common Stock, as granted under the Plan pursuant to an Award.

17.23 “Performance Share Unit Agreement” means the written agreement between the Company and the recipient of a Performance Share Unit that contains the terms, conditions and restrictions pertaining to such Performance Share Unit.

17.24 “Plan” means this Nordstrom, Inc. 2010 Equity Incentive Plan, as amended from time to time.

17.25 “Prior Plan” means the Nordstrom 2004 Equity Incentive Plan, as subsequently amended in 2007 and 2008.

17.26 “Qualifying Termination” means (a) the Participant’s employment is involuntarily terminated by the Company (or the Parent or Subsidiary employing the Participant) without Cause, or (b) the Participant terminates employment from the Company (or the Parent or Subsidiary employing the Participant) for Good Reason. The twelve-month period will be extended by one (1) additional month if the thirty-day cure period in Section 17.15 is triggered in the eleventh or twelfth month following a Change in Control. It is intended that any Qualifying Termination shall be an “involuntary Separation from Service,” as that term is defined in Treasury Regulation Section 1.409A-1(n).

17.27 “Restricted Share” means a share of Common Stock granted under Article 9 pursuant to an Award, with such restrictions as set forth in the applicable Restricted Share Agreement.

17.28 “Restricted Stock Unit” means a right granted under Article 10 to receive Common Stock or cash at the end of a specified deferral period pursuant to an Award, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain performance goals).

17.29 “Restricted Share Agreement” means the written agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.30 “Restricted Stock Unit Agreement” means the written agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

17.31 “Retirement” means Participant’s termination from Service on or after his or her Retirement Date.

17.32 “Retirement Date” shall have the meaning as set forth in a particular Award Agreement.

17.33 “SAR” means a stock appreciation right granted under Article 7 of the Plan pursuant to an Award.

17.34 “SAR Agreement” means the written agreement between the Company and a Participant that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.35 “Service” means service as an Employee or Nonemployee Director.

17.36 “Stock Option Agreement” means the written agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.37 “Subcommittee” means a separate committee established by and consisting of members of the Committee.

17.38 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.39 “Unrestricted Share” means a share of Common Stock granted under Article 8 of the Plan pursuant to an Award.

This Plan is signed and adopted effective as of the date of shareholder approval, May 18, 2010, pursuant to proper authority, this      day of May 2010.

NORDSTROM, INC.

By:
Delena M. Sunday

Title:	Executive Vice President
Human Resources and Diversity Affairs

APPENDIX B

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(as amended August 18, 2009)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to represent and assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The accounting, auditing and financial reporting processes of the Company;

2.	The management of business and financial risk and the internal controls environment;

3.	The Company’s compliance with legal and regulatory requirements and the ethics programs as established by management and the Board, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards;

4.	The effectiveness and efficiency of operations;

5.	The integrity of the Company’s financial statements;

6.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;

7.	The qualifications, independence and performance of the Company’s independent auditors; and

8.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records, information, facilities and personnel;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent registered public accounting firm (“independent auditor”), which independent auditor shall report directly to the Committee;

4.	Have direct access to the independent auditor as well as anyone within the Company;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors or experts at the Company’s expense.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•

Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•

“Audit Committee Financial Expert.” At least one member will qualify as an “audit committee financial expert”, as defined by the SEC, and the identity of the audit committee financial expert shall be disclosed in the Company’s annual report on Form 10-K.

•

Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At each Committee meeting, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.

8.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

9.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually and in conjunction with the Corporate Governance and Nominating Committee, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s website and disclose the availability of the Charter and the website in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.

Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee of the independent auditor may be put before the shareholders for an advisory vote.

12.	Independent Auditor Independence. The Committee shall require from the independent auditor formal written disclosures regarding the independent auditor’s independence consistent with PCAOB rules and, at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

The Committee shall also recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

13.	Appointment of Vice President (“VP”) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the VP of Internal Audit.

14.	Compliance Programs. The Committee shall periodically review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Business Conduct and Ethics. The Committee shall also recommend any changes to the Company’s compliance programs to the Board for its approval, which shall be in conjunction with any recommendations by the Corporate Governance and Nominating Committee with respect to the corporate governance standards.

15.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

3.

Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with PCAOB AU 380, Communication With Audit Committees (AU 380); SEC Regulation S-X Rule 2-07, Communication with Audit Committees (Rule 2-07); PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee will discuss with the independent auditors those matters required in accordance with AU 380, Rule 2-07, Rule 3526, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

5.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Proxy Disclosure—Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK ASSESSMENT, INTERNAL CONTROLS AND LEGAL MATTERS

1.	Independent Auditor’s Plan and Fees. The Committee will review and discuss with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

2.	Internal Audit. The Committee will review and discuss with internal audit the process used to assess risks and develop appropriate annual plans to mitigate risks. The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

3.	Significant Deficiencies and/or Material Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant deficiencies and/or material weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

4.	Internal Controls Report. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report.

5.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

NORDSTROM

NORDSTROM, INC. CIO SECRETARY 1700 SEVENTH AVENUE SEATTLE, UA 98101

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR ^™^™|

the following proposal(s): I

1. Election of Directors For Against Abstain I

1a. Phyllis J. Campbell ODD

1b. Enrique Hernandez, Jr. 000

For Against Abstain

1C. Robert G. Miller 0 0 0 3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT D D D

REGISTERED PUBLIC ACCOUNTING FIRM •••••.

1d. Blake W. Nordstrom 000 NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1e. Erik B. Nordstrom 000

1f. Peter E. Nordstrom 000

1g. Philip G. Satre 000

1h. Robert D. Walter 000

1i. Alison A. Winter 000

o I

51 The Board of Directors recommends you vote FOR ql the following proposal (s): For Against Abstain

<?l 2 APPROVAL OF THE NORDSTROM, INC. 2010 EQUITY ODD

21 INCENTIVE PLAN ._>._>._>

•-I Please sign exactly as your name(s) appear(s) hereon. When signing as

i^ attorney, executor, administrator, or other fiduciary, please give full

SI title as such. Joint owners should each sign personally. All holders must

5 sign. If a corporation or partnership, please sign in full corporate or

§1 partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The Notice and Proxy Statement and Annual Report on Form 10-K are available at http://investor.nordstrQm.com

To vote by internet, please access www.proxyvote.com If you vote via telephone or internet, you do not need to mail back this proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORDSTROM, INC. 1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1707

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoint(s) Blake W. Nordstrom and Robert B. Sari, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 18, 2010, at 11:00 a.m., Pacific Daylight Time, at the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington 98101 -1707, and any adjournment or postponement thereof, with all power the Shareholder(s) would possess if personally present. The Proxy Holders will vote as directed by the Shareholder(s) for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholders’ account in the Nordstrom 401 (k) Plan & Profit Sharing (the “Plan”), the Shareholder(s) hereby direct(s) the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder(s) on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement | Committee as provided in the paragraph above. If the Shareholders’ vote of shares held through the Plan is not received by

8 5:00 p.m. Eastern Daylight Time on May 14, 2010, then the Retirement Committee will vote those shares in the same

° proportion as Plan shares that have been voted.

o:

^i Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same

3 manner as if you marked, signed and returned this proxy card.

5 o

Continued and to be signed on reverse side

See the reverse side of this notice to obtain proxy materials and voting instructions.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>.

You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000061546_1 R2.09.05.010 NORDSTROM, INC. NORDSTROM, INC. C/O SECRETARY 1700 SEVENTH AVENUE SEATTLE, WA 98101 Annual Meeting March 12, 2010 May 18, 2010 May 18, 2010 11:00 AM PDT John W. Nordstrom Room Downtown Seattle Nordstrom 1617 Sixth Avenue 5th Floor Seattle, Washington 98101-1707 NORDSTROM Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

0000061546_3 R2.09.05.010

The Board of Directors recommends you vote FOR the following proposal(s):

1. Election of Directors Nominees 1a.

Phyllis J. Campbell 1b. Enrique Hernandez, Jr. 1c.

Robert G. Miller 1d.

Blake W. Nordstrom 1e.

Erik B. Nordstrom 1f. Peter E. Nordstrom 1g.

Philip G. Satre 1h. Robert D. Walter 1i.

Alison A. Winter

The Board of Directors recommends you vote FOR the following proposal(s):

2 APPROVAL OF THE NORDSTROM, INC. 2010 EQUITY INCENTIVE PLAN

3 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0000061546_4 R2.09.05.010